Exhibit 1.1

ARTICLES OF ASSOCIATION of TORM plc (Adopted on 15 March 2016)

ARTICLES OF ASSOCIATION

of

TORM plc

(Adopted by special resolution on 15 March 2016)

1.                         Exclusion of other Regulations

No regulations or articles set out in any statute, or in any statutory instrument or other subordinate legislation made under any statute, concerning companies shall apply as the regulations or articles of the Company.

2.                         Definitions

2.1                       The following table gives the meaning of certain words and expressions as they are used in these articles. However, the meaning given in the table does not apply if it is not consistent with the context in which a word or expression appears.

Act	means the Companies Act 2006, including any modification or re-enactment of it for the time being in force;
address	includes a number or address used for sending or receiving documents or information by electronic means;
ADR	means American depository receipts representing A shares;
ADS	means American depository shares representing A shares;
affiliate	means:
(a)
in relation to a person (other than an individual or a limited partnership), a person that directly or indirectly Controls or is Controlled by or is under common Control with that person, but, if a limited partnership directly or indirectly Controls that person, a person who directly or indirectly Controls that limited partnership is only to be considered to be an affiliate of that person if it is included in paragraph (b) below;

(b)
in relation to a person which is a limited partnership, the general partner, manager or investment adviser of that limited partnership together with any other fund, limited partnership or other person whose assets are under the Control of, or managed or advised by, that general partner, manager or adviser or of/by a person Controlled by, or under common Control with, that general partner, manager or adviser, but excluding any limited partner of the limited partnership;

(c) in relation to an individual, a person who would be connected with that individual for the purposes of section 252 of the Act if that individual was a director of a company; and

(d)
in relation to a person (including an individual or a limited partnership), any person (the "transferee") to whom that person or any of its affiliates (as defined in (a), (b) or (c) above) (the "transferor") transfers shares (the "transferred shares") in circumstances where:

(i) the transferee receives or holds the transferred shares in a trustee or similar fiduciary capacity for the benefit of the transferor;

(ii) the transferee is subject to a contractual or other obligation to transfer any transferred shares back to the transferor at a later date (whether or not such obligation is subject to any conditions);

(iii)
the transferor retains or is granted an option or other right to demand or require any transferred shares to be transferred to it at a later date (whether or not such option or right is subject to any conditions); or

(iv) the transferor retains an economic interest (whether directly or indirectly) in such transferred shares.

articles	means these articles of association, including any changes made to them, and the expression "this article" refers to a particular article in these articles;
A shareholder	means holder of A shares;
A shares	means the Company's A shares of US$0.01 each;
auditors	means the auditor of the Company and, where two or more people are appointed to act jointly, any one of them;
Bank of England base rate	means the base lending rate most recently set by the Monetary Policy Committee of the Bank of England in connection with its responsibilities under Part 2 of the Bank of England Act 1998;
B director	means any director appointed by the B shareholder from time to time under article 74;
board	means the directors or any of them acting as the board of directors of the Company;
B board observer	means any person nominated from time to time under article 74;
B share	means the Company's B share of US$0.01;

B shareholder	means the holder of the B share;
business day
means any day except (i) a Saturday, (ii) a Sunday, (iii) any day on which the principal office of the Company is not open for business, and (iv) any other day on which commercial banks in New York, Denmark or London are authorised or required by law or executive order to close;

certificated share	means a share which is held in physical certificated form;
chairman	means the chairman of the board of directors;
clear days	in relation to the period of a notice means that period excluding the day when the notice is served or deemed to be served and the day for which it is given or on which it is to take effect;
Company	means TORM plc;
Control
of a person (including with correlative meanings given to the terms "Controlled by" and "under common Control with") means, (i) the right, power or authority to direct the management and policies of such person directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, (ii) ownership of more than one third of the voting rights, or (iii) the right to appoint at least one third of the members of the board of directors (or any equivalent management body);

C shareholder	means the holder of the C share;
C share	means the Company's C share of US$0.01;
depositary
means any depositary, custodian or nominee approved by the directors that holds legal title to A shares for the purposes of allowing beneficial ownership of A shares (or depositary receipts representing A shares) by other persons;

directors
means the executive and non-executive directors of the Company who make up its board of directors (and "director" means any one of them) or the directors present at a meeting of the directors at which a quorum is present;

Electronic communication	has the meaning provided in section 15 of the Electronic Communications Act;
Electronic Communications Act	means the Electronic Communications Act 2000 (as amended from time to time);
encumbered	means, in relation to a share, having any charge, right or restriction placed over that share;

equity security	has the meaning given to it in the Act and includes A shares and other securities (such as warrants or convertible debt) which give the right to buy or convert into new A shares;
Exchange Act	means the United States Securities Exchange Act of 1934, as amended and the rules and regulations made under that Act;
Existing Allotment Authorities
means those authorities given by shareholders to the directors to offer equity securities of the Company by resolutions dated 15 March 2016 (and any renewal of those authorities made in accordance with article 8.4);

Existing Disapplication Authorities
means the authorities given by shareholders to the directors to offer equity securities of the Company without first offering them to existing A shareholders by resolutions dated 15 March 2016 (and any renewal of those authorities made in accordance with article 8.4);

extraordinary super majority resolution	means a resolution of the Company in respect of which at least 95% of the votes cast on that resolution are cast in favour of that resolution;
fair value
means the fair value determined by the board in its sole discretion based upon International Accounting Standards (and which may represent a discount to the price at which the A shares are trading or have traded on any exchange or market);

financial indebtedness
means indebtedness in respect of (a) moneys borrowed; (b) bonds, notes, debentures, loan stock or similar instruments; (c) any lease or hire purchase contract which would, in accordance with the United Kingdom generally accepted accounting principles, be treated as a finance or capital lease; (d) receivables sold or discounted (other than receivables sold on a non-recourse basis); (e) any counter-indemnity obligation in respect of a guarantee, standby or documentary letter of credit or any other instrument issued in respect of an underlying liability, which liability would fall within one of the other paragraphs of this definition; and (f) an advance or deferred purchase agreement if the primary reason behind entering into the agreement is to raise finance or to finance the acquisition or construction of the asset or service in question;

group	means the Company and its direct and indirect subsidiary undertakings;
holder	in relation to any shares means the person whose name is entered in the register as the holder of those shares;
Initial US Offering	means an initial public offering on a US Market of US Listed Securities where one of the bookrunners is Goldman Sachs,

Morgan Stanley, UBS, Deutsche Bank, Credit Suisse, Bank of America Merrill Lynch, Citibank, Barclays or JP Morgan;
legislation	means every statute (and any orders, regulations or other subordinate legislation made under it) applying to the Company;
member associated person	means where the shareholder is acting as nominee for another person including any depositary, any person who has directed or requested the shareholder to take the action in question;
NASDAQ Copenhagen	means NASDAQ OMX Copenhagen A/S forming part of the NASDAQ OMX Group;
NASDAQ Copenhagen rules	means the rules for companies whose shares are traded on NASDAQ Copenhagen;
NYSE	means the New York Stock Exchange;
NYSE Manual	means the Listed Company Manual of NYSE, as amended;
Oaktree	means OCM Njord Holdings S.A.R.L.;
the office	means the Company's registered office;
operator	means the person approved by HM Treasury under the uncertificated securities rules as the operator of the relevant system;
paid up	means paid up or treated (credited) as paid up;
pay	includes any kind of reward or payment for services;
public announcement	means disclosure in a press release reported by Reuters, the Dow Jones News Service, Associated Press or a comparable news service or other method of public announcement as the directors choose;
Qualifying Follow-on US Offering
means an underwritten follow-on public offering of US Listed Securities where one of the bookrunners is Goldman Sachs, Morgan Stanley, UBS, Deutsche Bank, Credit Suisse, Bank of America Merrill Lynch, Citibank, Barclays or JP Morgan;

qualifying holder
means a person who has a beneficial interest in 3% or more of the issued A shares in the Company (excluding any shares held in treasury) and who is entitled to make a qualifying loan to the Company without the Company being required to comply with any filing registration or other onerous requirement in any jurisdiction provided that no more than one person may be a qualifying holder in respect of the same A shares;

qualifying loan	means a loan to be made to the Company under article 92.2;
Qualifying Private Placement	means a private placement, following an Initial US Offering of US Listed Securities;
redeemable shares	means the 50,000 redeemable shares of £1 each of the Company which were issued when the Company re-registered as a public limited company;
relevant system
means any computer based system, and procedures, permitted by the uncertified securities rules, which allow shares without share certificates to be transferred without using transfer forms and which help with supplementary and incidental matters;

reserved matters	means those matters specified in articles 131.2 and 131.4;
reserved matters resolution
in the period before the closing of an Initial US Offering means a resolution of the Company on which at least 70% of the votes capable of being cast on such resolution are cast in favour of that resolution and in the period after the closing of an Initial US Offering means a resolution of the Company on which at least the RM Percentage of the votes capable of being cast on such resolution are cast in favour of that resolution;

register
means the Company's register of shareholders and, at any time when the Company has shares in issue which are uncertificated shares, means the operator register of members (maintained by the operator) and the issuer register of members (maintained by the Company);

RM Percentage	means a percentage equal to: ((100 – A) x 8/38) + A) where A is the percentage of the issued A shares beneficially owned by Oaktree and its affiliates at that time;
seal	means any common or official seal that the Company may be permitted to have under the legislation;
secretary
means the secretary, or (if there are joint secretaries) any one of the joint secretaries, of the Company and includes an assistant or deputy secretary and any person appointed by the directors to perform any of the duties of the secretary;

shareholder	means a holder of shares;
shareholder information	means notices, documentation or information which the Company wishes or is required to communicate to shareholders including annual reports and accounts, interim financial statements, summary financial statements, notices of meeting and proxy forms;
shares	means the Company's shares;
SM Percentage	means a percentage equal to: ((100 – A) x 24/38) + A) where A is the percentage of the issued A shares beneficially owned by Oaktree and its affiliates;
statutory notice	has the meaning given to it in article 11.1;
substantial shareholder
means any person (together with its affiliates) holding (or being beneficially interested in) directly or indirectly, more than one third of the issued A shares in the Company (excluding any shares held in treasury);

super majority resolution
in the period before the closing of an Initial US Offering means a resolution of the Company on which at least 86% of the votes capable of being cast on such resolution are cast in favour of the resolution and in the period after the closing of an Initial US Offering means a resolution of the Company on which at least the SM Percentage of the votes capable of being cast on such resolution are cast in favour of such resolution;

threshold date
means the first time at which Oaktree and its affiliates cease to beneficially own (whether such shares are held by a depositary or otherwise) at least one third of the issued shares (excluding any shares held in treasury) as determined under article 5;

threshold notice	means the notice to be given under article 5.6;
trustee	means SFM Trustees Limited or such successor trustee of the B share as may then have been appointed;
uncertified proxy instruction
means an instruction or notification sent by means of a relevant system and received by such participant in that system acting on behalf of the Company as the board may prescribe, in such form and subject to such terms and conditions as may from time to time be prescribed by the board (subject always to the facilities and requirements of the relevant system concerned);

uncertificated securities rules	means any provision in the legislation which relates to uncertificated shares or to the transfer of uncertificated shares or how the ownership of uncertificated shares is evidenced;

uncertificated share	means a share which is noted on the shareholders' register as being held through relevant system in uncertificated form;
United Kingdom	means Great Britain and Northern Ireland;
US Listed Securities	means ADRs, ADSs, A shares and/or certificates or interests representing A shares which are listed on a US Market; and
US$	means the lawful currency of the United States of America;
US Market	means any of the New York Stock Exchange, NYSE MKT LLC, or the NASDAQ Stock Market; and
warrants	means warrants issued by the Company giving the right to buy A shares.

2.2                       References in these articles to a document being "signed" or to "signature" include references to its being executed under hand or under seal or by any other method and, in the case of a communication in electronic form, such references are to its being authenticated as specified by the legislation.

2.3                       References in these articles to "writing" and to any form of "written" communication include references to any method of representing or reproducing words in a legible and non-transitory form whether sent or supplied in electronic form or otherwise.

2.4                       Any words or expressions defined in the legislation in force when these articles or any part of these articles are adopted will (if not inconsistent with the subject or context in which they appear) have the same meaning in these articles or that part save the word "Company" includes any body corporate.

2.5                       References to a meeting will not be taken as requiring more than one person to be present if any quorum requirement can be satisfied by one person.

2.6                       Headings in these articles are only included for convenience. They do not affect the meaning of these articles.

2.7                       Where these articles refer to a person who is entitled to a share by law, this means a person who has been noted in the register as being entitled to a share as a result of the death or bankruptcy of a shareholder or some other event which gives rise to the transmission of the share by operation of law.

2.8                       In these articles words denoting the singular shall include the plural and vice versa, words denoting the masculine shall include the feminine and words denoting persons shall include corporations.

2.9                       A reference to a statute or a statutory provision is a reference to it as it is in force for the time being, taking account of any amendment, extension or re-enactment and includes any subordinate legislation for the time being in force made under it.

3.                         Limited Liability

The liability of the Company's members is limited to any unpaid amount on the shares in the Company held by them.

4.                         Rights attached to Shares

4.1                        The Company can issue shares with any rights or restrictions attached to them as long as this is not restricted by any rights attached to existing shares. Except as otherwise provided for in the articles, these rights or restrictions can be decided either by an ordinary resolution passed by the shareholders or by the directors as long as there is no conflict with any resolution passed by the shareholders. These rights and restrictions will apply to the relevant shares as if they were set out in these articles.

4.2                         No more than one B share can be issued by the Company.

4.3                         No more than one C share can be issued by the Company.

4.4                         The B share is held by the trustee and cannot be transferred except as allowed by these articles, or encumbered. The B share can be redeemed in accordance with article 5.3.

4.5                         The C share is held by Oaktree and cannot be transferred, except as allowed by these articles, or encumbered. The C share can be redeemed in accordance with article 5.3.

4.6                         Each A share has one vote on all resolutions proposed at meetings of the Company except for the election or removal of the B director. Only the B share can vote on the election or removal of the B director. The B share has one vote on all resolutions proposed at meetings of the Company, including the election or removal of the B director, but if other shares in the Company are voted on the election or removal of the B director, then the number of votes which the B share casts on that resolution will be such number that represents a majority of all the votes cast on that resolution.

4.7                         Until the threshold date, the C share has 350,000,000 votes. Such C share votes may only be cast on resolutions in respect of:

4.7.1                      the appointment or removal of directors including the chairman but excluding the B director;

4.7.2                      amendments to the articles which have been put to shareholders by the board (and not at the request of one or more shareholders) other than amendments to:

4.7.2.1                      the reserved matters;

4.7.2.2                      the pre-emption rights of shareholders set out in articles 8.3, 8.4 and 8.5;

4.7.2.3                      articles 4.2, 4.3, 4.4, 4.5, 4.7, 4.8, 4.9, 5.2, 5.3, 5.4, 5.5, 5.6, 5.7, 5.8, 5.9, 5.10, 34.4, 34.5, 73, 74, 75, 77.2, 84.1, 90, 92.2, 101.1, 101.5 and 131 (including amendments to any defined terms which are used in such articles);

4.7.2.4                      the rights of the B share (but the C share may vote on any class resolution on the amendment); and

4.7.2.5                      amendments to the articles in reespect of any of the following matters.

4.7.2.5.1	any reduction in the rights of the A shares to receive dividends or other distributions by the Company; or

4.7.2.5.2	any reduction on the ability to transfer the A shares or on the right of any person to hold or vote more than a certain proportion or number of the issued A shares.

4.8                        The B share and the C share do not have any rights to receive dividends or other distributions which the Company decides to pay.

4.9                       Where the Company is wound up, and there are amounts available for distribution to shareholders, the B shareholder and C shareholder shall be paid $0.01 for each B share or C share held by them before any payments are made to A shareholders, but no further amounts can then be paid in respect of B share or the C share. As a result the B share and C share are not ordinary shares for the purposes of the legislation.

5.                         Redeemable Shares

5.1                       Subject to the legislation and any rights attached to existing shares, the Company can issue shares which can be redeemed. This can include shares which can be redeemed if the holders want to do so, as well as shares which the Company can insist on redeeming. The directors can decide on the terms and conditions and the manner of redemption of any redeemable shares. These terms and conditions will apply to the relevant shares as if they were set out in these articles.

5.2                       The Company must redeem, if the legislation allows this, the redeemable shares as soon as possible after the earlier of (i) the Company having sufficient distributable reserves and (ii) the closing of the Initial US Offering using the proceeds of the Initial US Offering which are paid to the Company. But the redeemable shares cannot be redeemed if immediately after that redemption the issued share capital of the Company would be less than £50,000 (or its equivalent in any other currency).

5.3                        The Company must redeem, if the legislation allows this, the B share and the C share as soon as possible after the threshold date by giving notice to the holders of the B share and the C share. The B share and the C share will be redeemed for US$0.01 each.

5.4                       The Company must redeem the B share and the C share at the same time. It cannot redeem the B share but not the C share or vice versa.

5.5                       Once they have been redeemed, the B share and the C share must be cancelled and no further B shares or C shares can then be issued by the Company.

5.6                       As soon as practicable after Oaktree, together with its affiliates, is beneficially interested in less than one third of the issued shares in the Company (excluding any shares held in treasury). Oaktree (or one of its affiliates) must give written notice of that fact to the Company.

5.7                      Where the Company receives a threshold notice it must send a copy of that threshold notice to each director as soon as reasonably possible after it receives it and, as soon as reasonably possible, shall send a statutory notice to Oaktree. In the period of 5 business days after the Company sends the threshold notice to the directors under this article, the B director may also require the Company to serve further statutory notices on any other persons named by the B director in order to determine whether the threshold date has occurred. For these purposes the B director can, if he chooses (and at the cost of the Company), consult with the Company's brokers and/or financial advisers.

5.8                      The Company will send copies of all responses it receives to statutory notices sent under article 5.7 to each of the directors as soon as possible after it receives those responses.

5.9                      As soon as reasonably possible after all responses to statutory notices sent under article 5.7 have been received by the Company or, if later, 15 business days after the last of such notices was sent, a meeting of the directors shall be held to consider those responses. If at least 2/3rds of the directors resolve that the threshold date has occurred, the threshold date shall be the date on which the directors make that resolution.

5.10                     Where more than one third of the directors have not resolved at the meeting held under article 5.9 that the threshold date has occurred, any director can require the Company to ask the President of the Law Society of England & Wales to appoint, within 5 business days of such request, a qualified lawyer who is not connected to the Company or Oaktree (the "Expert") to determine whether or not the threshold date has occurred. The Expert shall act as an expert and not as an arbitrator and can consider the responses to statutory notices sent under article 5.7 and can require the Company to send further statutory notices. The Expert can also make enquiries of the Company's brokers and financial advisers and of any depositary (and any nominee of any depositary and any participant in the depositary system). The Expert shall notify the directors of his decision within 30 business days of being appointed and, if he agrees that the test in article 5.6 has been met, the threshold date shall be the date that the Expert notifies the directors of his decision. The Expert's decision shall, in the absence of fraud or manifest error, be final and binding on the Company and the shareholders. The Company shall pay all of the costs of the Expert.

6.                        Variation of Rights

6.1                       If the legislation allows this, the rights attached to any class of shares can be changed if this is approved either in writing by shareholders holding at least three quarters by amount of the issued shares of that class (but excluding any shares of that class held as treasury shares) or by a special resolution passed at a separate meeting of the holders of the relevant class of shares. This is called a "class meeting". But if those rights are changed before the threshold date, the provisions of article 131 must also be followed.

6.2                      All the articles relating to general meetings will apply to any such class meeting, with any necessary changes. The following changes will also apply:

6.2.1                    a quorum will be present if:

6.2.1.1                  in respect of a class meeting of the B share or C share, one shareholder of that class is present in person or by proxy who owns at the sole issued share of the class; and

6.2.1.2                 in respect of a class meeting of any other class of shares, at least two shareholders who are entitled to vote are present in person or by proxy who own at least one third in amount of the issued shares of the class (excluding any shares of that class held as treasury shares);

6.2.2                    any shareholder who is present in person or by proxy and entitled to vote can demand a poll; and

6.2.3                    at an adjourned meeting, one person entitled to vote and who holds shares of the class, or his proxy, will be a quorum.

6.3                      The provisions of this article will apply to any change of rights of shares forming part of a class. Each part of the class which is being treated differently is treated as a separate class in applying this article.

7.                        Ranking of New Shares

If new shares are created or issued which rank equally with any other existing shares, the rights of the existing shares will not be regarded as changed or abrogated unless the terms of the existing shares expressly say otherwise.

8.                         Shares

8.1                       The directors can decide how to deal with any shares in the Company. They can, for instance, offer the shares for sale, grant options to buy them, allot them or dispose of them in any other way. The directors are free to decide who they deal with, when they deal with the shares and the termson which they deal with the shares. However, in making their decision they must take account of and they will be bound by:

8.1.1                    the provisions of the legislation, including (without limitation) those relating to authority and pre-emption rights;

8.1.2                    the provisions of these articles;

8.1.3                    any resolution passed by the shareholders; and

8.1.4                    any rights attached to existing shares.

8.2                       The directors have been authorised to deal with shares in the Company by way of the Existing Allotment Authorities. Those Existing Allotment Authorities allow the directors to offer equity securities up to a certain maximum number and for a specified period of time and subject to any limitations contained in those authorities.

8.3                       However, if the directors decide to offer equity securities under the Existing Allotment Authorities or any future authorities given from time to time by shareholders to offer equity securities of the Company or they decide to offer shares which are not equity securities or which is not the B share, they must first offer them to existing A shareholders in proportion to the number of A shares they hold at the record date fixed by the directors (although they can make exceptions to exclude certain existing shareholders (or beneficial owners of A shares) where an offer to such existing shareholders (or beneficial owners) would require the Company to comply with any onerous filing, registration, publication or similar requirements outside the United Kingdom or to deal with fractional entitlements). The only other exceptions are:

8.3.1                    where the directors offer equity securities or other shares in connection with a reserved matter under articles 131.2 or 131.4 and which has been duly approved in accordance with articles 131.1 or 131.3, as applicable; or

8.3.2                    where the directors are authorised by an extraordinary super majority resolution to offer those equity securities or other shares and only then on the terms and subject to the conditions of that resolution; or

8.3.3                    where the directors are authorised by the Existing Disapplication Authorities to offer those equity securities or other shares.

8.4                       The Existing Allotment Authorities and the Existing Disapplication Authorities are stated to be effective for particular periods of time. Any of those periods of time may be extended (by way of renewal of the Existing Allotment Authorities and/or Existing Disapplication Authorities) by a resolution of the Company as provided for in the Act. However, any increase in the number of equity securities or other shares which those authorities allow to be offered (taking into account any equity securities or other shares already offered under such authorities) or any change in the price at which those equity securities or other shares can be offered (if a price is specified) must be approved by an extraordinary super majority resolution.

8.5                       Until the B share and the C share are redeemed, any amendments to articles 8.3, 8.4 or 8.5 shall require approval by extraordinary super majority resolution.

9.                         Payment of Commission

In connection with any share issue or any sale of treasury shares for cash, the Company can use all the powers given by the legislation to pay commission or brokerage. The Company can pay the commission in cash or by allotting fully or partly-paid shares or other securities or by a combination of both.

10.                       Trusts Not Recognised

The Company will only be affected by, or recognise, a current and absolute right to whole shares. The fact that any share, or any part of a share, may not be owned outright by the holder (for example, where a share is held by one person as a nominee or otherwise as a trustee for another person) is not of any concern to the Company. This applies even if the Company knows about the ownership of the share. The only exceptions to this are where the rights of the kind described are expressly given by these articles or are of a kind which the Company has a legal duty to recognise.

11.                       Suspension of Rights Where Non-Disclosure of Interest

11.1                     Under the legislation the Company can send out notices to those persons it knows or has reasonable cause to believe have an interest in shares (or have had an interest within the past three years). In the notice, the Company will ask for details of those persons who have an interest and the extent of their interest in shares or a particular holding of shares. In these articles this notice is referred to as a "statutory notice". The shares held by any person who fails to give information requested by a statutory notice or makes a false or inadequate statement as referred to in article 11.2 are referred to as the "identified shares".

11.2                     When a person receives a statutory notice, he has 14 days to comply with it. If he does not do so or if he makes a statement in response to the notice which is false or inadequate in some important way, the Company can decide to restrict the rights relating to the identified shares and send out a further notice to the holder, known as a "restriction notice". The restriction notice will take effect when it is delivered. The restriction notice will state that the identified shares no longer give the shareholder any right to attend or vote either personally or by proxy at a shareholders' meeting or to exercise any other right in relation to shareholders' meetings.

11.3                     Where the identified shares make up 0.25 per cent. or more (in amount or in number) of the existing shares of a class (calculated exclusive of any shares of that class held as treasury shares) at the date of delivery of the restriction notice, the restriction notice can also contain the following further restrictions:-

11.3.1                  the directors can withhold any dividend or part of a dividend or other money which would otherwise be payable in respect of the identified shares without any liability to pay interest when such money is finally paid to the shareholder; and

11.3.2                  the directors can refuse to register a transfer of any of the identified shares which are certificated shares unless the directors are satisfied that they have been sold outright to an independent third party. The independent third party must not be connected with the shareholder or with any person appearing to be interested in the shares. Any sale through a recognised investment exchange or any other stock exchange outside the United Kingdom or by way of acceptance of a takeover offer will be treated as an outright sale to an independent third party. For this purpose, any associate (as that term is defined in section 435 of the United Kingdom Insolvency Act 1986) is included in the class of persons who are connected with the shareholder or any person appearing to be interested in the shares. In order to enforce the restriction in this sub-paragraph, the directors can give notice to the relevant shareholder requiring him to change identified shares which are uncertificated shares to certificated shares by the time given in the notice and to keep them in certificated form for as long as the directors require. The notice can also say that the relevant shareholder may not change any identified shares which are certificated shares to uncertificated shares. If the shareholder does not comply with the notice, the directors can authorise any person to instruct the operator to change any identified shares which are uncertificated shares to certificated shares in the name and on behalf of the relevant shareholder.

11.4                    Once a restriction notice has been given, the directors can cancel it or exclude any shares from it at any time they think fit. In addition, they must cancel the restriction notice within seven days of being satisfied that all information requested in the statutory notice has been given. Also, where any of the identified shares are sold and the directors are satisfied that they were sold outright to an independent third party, they must cancel the restriction notice within seven days of receipt of notification of the sale. If a restriction notice is cancelled or ceases to have effect in relation to any shares, any moneys relating to those shares which were withheld will be paid to the person who would have been entitled to them or as he directs.

11.5                    The restriction notice will apply to any further shares issued in respect of the identified shares. The directors can also make the restrictions in the restriction notice apply to any right to an allotment of further shares associated with the identified shares.

11.6                    If a shareholder receives a restriction notice, he can ask the Company for a written explanation of why the notice was given, or why it has not been cancelled. The Company must respond within 14 days of receiving the request.

11.7                    If the Company gives a statutory notice to a person it has reasonable cause to believe has an interest in any of its shares, it will also give a copy at the same time to the person who holds the shares. But if the Company does not do so or the holder does not receive the copy, this will not invalidate the statutory notice.

11.8                    This article does not restrict in any way the provisions of the legislation which apply to failures to comply with notices under the legislation.

12.                       Uncertificated Shares

12.1                    Under, and subject to, the uncertificated securities rules, the directors can allow the ownership of shares to be evidenced without share certificates and for these shares to be transferred through a relevant system. The directors can select and make arrangements for any class of shares to participate in a relevant system in this way, provided that the shares of the class are identical in all respects.

As long as the directors comply with the uncertificated securities rules, they can also withdraw a class of shares from being transferred through the relevant system and from allowing ownership of them to be evidenced without share certificates.

Uncertificated shares do not form a class of shares separate from certificated shares with the same rights.

12.2                     If the Company has any shares in issue which are uncertificated shares, these articles apply to those shares, but only as far as they are consistent with:-

12.2.1                  holding shares in an uncertificated form;

12.2.2                  transferring shares through the relevant system; or

12.2.3                  any provision of the uncertificated securities rules,

and, without affecting the general nature of this article, no provision of these articles applies so far as it is inconsistent with the maintenance, keeping or entering up by the operator, so long as that is permitted or required by the uncertificated securities rules, of an operator register of securities in respect of uncertified shares.

12.3                     Uncertificated shares can be changed to become certificated shares and certificated shares can be changed to become uncertificated shares, as long as the requirements of the uncertificated securities rules are met.

12.4                     If under these articles or the legislation the Company can sell, transfer or otherwise dispose of, forfeit, re-allot, accept the surrender of or otherwise enforce a lien over an uncertificated share, then, subject to these articles and the legislation, the directors may:

12.4.1                  require the holder of that uncertificated share by written notice to change that uncertificated share to a certificated share within a period specified in the notice and to keep it as a certificated share for as long as the directors require;

12.4.2                  appoint any person to take any other steps, whether by instruction given through the relevant system or otherwise, in the name of the holder of that share as is necessary to effect the transfer of that share and these steps will be as effective as if they had been taken by the registered holder of that share; and

12.4.3                  take any other action that the directors consider appropriate to achieve the sale, transfer, disposal, forfeiture, re-allotment or surrender of that share or otherwise to enforce a lien in respect of that share.

12.5                      Unless the directors decide otherwise, uncertificated shares held by a shareholder will be treated as separate holdings from any certificated shares which that shareholder holds.

12.6                      Unless the uncertificated securities rules otherwise require or the directors otherwise determine, shares which are issued or created from or in respect of uncertificated shares will be uncertificated shares and shares which are issued or created from or in respect of certificated shares will be certificated shares.

12.7                      The Company can assume that entries on any record of securities kept by it as required by the uncertificated securities rules and regularly reconciled with the relevant operator register of securities are a complete and accurate reproduction of the particulars entered in the operator register of securities. The Company will not be liable for anything done or not done by or on its behalf in reliance on such assumption. In particular, any provision of these articles which requires or envisages action to be taken in reliance on information contained in the register allows that action to be taken in reliance on information contained in any relevant record of securities (as so maintained and reconciled).

13.                      Right to Share Certificates

13.1                    When a shareholder is first registered as the holder of any class of certificated shares, he is entitled, free of charge, to one share certificate for all of the certificated shares of that class which he holds. If a shareholder holds certificated shares of more than one class, he is entitled to a separate share certificate for each class. This does not apply if the legislation allows the Company not to issue share certificates.

13.2                     If a shareholder receives more certificated shares of any class, he is entitled, without charge, to a certificate for the extra shares.

13.3                     If a shareholder transfers some of the shares represented by a share certificate, he is entitled, free of charge, to a new share certificate for the balance to the extent the balance is to be held in certificated form.

13.4                     Where a certificated share is held jointly, the Company does not have to issue more than one share certificate for that share. When the Company delivers a share certificate to one joint shareholder, this is treated as delivery to all of the joint shareholders.

13.5                     The time limit for the Company to provide a share certificate under this article is as prescribed by the legislation or, if this is earlier, within any prescribed time limit or within a time specified when the shares were issued.

14.                       Replacement of Share Certificates

14.1                     If a shareholder has two or more share certificates for shares of the same class, he can ask the Company for these to be cancelled and replaced by a single new share certificate. The Company must comply with this request.

14.2                     A shareholder can ask the Company to cancel and replace a single share certificate with two or more share certificates for the same total number of shares. The Company may, at its discretion, comply with this request.

14.3                    A shareholder can ask the Company for a new certificate if the original is:-

14.3.1                 damaged or defaced; or

14.3.2                 said to be lost, stolen or destroyed.

14.4                    If a share certificate has been damaged or defaced, the Company can require the certificate to be returned to it before issuing a replacement. If a share certificate is said to be lost, stolen or destroyed, the Company can require satisfactory evidence of this and insist on receiving an indemnity before issuing a replacement.

14.5                     The directors can require the shareholder to pay the Company's exceptional out-of-pocket expenses incurred in connection with the issue of any share certificates under this article.

14.6                     Any one of joint shareholders can request replacement share certificates under this article.

15.                       Execution of Share Certificates

Share certificates must be made effective in such way as the directors decide, having regard to the terms of issue and any listing requirements. This can include sealing them. The directors can resolve that signatures on any share certificates can be applied to the certificates by mechanical or other means or can be printed on them or that signatures are not required. A share certificate must state the number and class of shares to which it relates and the amount paid up on those shares.

16.                       Share Certificates Sent at Holder's Risk

Every share certificate will be sent at the risk of the member or other person entitled to the certificate. The Company will not be responsible for any share certificate which is lost or delayed in the course of delivery.

17.                       Company's Lien on Shares Not Fully Paid

The Company has a lien on shares on which all the monies due have not been paid up. This lien has priority over claims of others to the shares. The lien is for any money owed to the Company for the shares. The directors can decide to give up any lien which has arisen and can also decide to suspend any lien which would otherwise apply to particular shares.

18.                        Enforcing Lien by Sale

18.1                       If a shareholder fails to pay the Company any amount due on his partly paid shares, the directors can enforce the Company's lien by selling all or any of them in any way they decide. However, the directors cannot sell the shares until all of the following conditions are met:-

18.1.1                    the money owed by the shareholder must be payable immediately;

18.1.2                    the directors must have given notice to the shareholder which must state the amount of money due, demand payment of this sum and state that the shareholders' shares may be sold if the money is not paid;

18.1.3                    the notice must have been served on the shareholder or on any person who is entitled to the shares by law and can be served in any way that the directors decide; and

18.1.4                    the money has not been paid by at least 14 clear days after the notice has been served.

18.2                       The directors can authorise any person to sign a document transferring the shares being sold under article 18.1. Any such transferee will not be bound to ensure that his purchase moneys are transferred to the person whose shares have been sold, and his ownership of the shares will not be affected by any irregularity or invalidity in relation to the sale to him.

19.                         Application of Proceeds of Sale

If the directors sell any shares on which the Company has a lien, the sale proceeds will first be used to pay the Company's expenses associated with the sale. The remaining money will be used to pay off the amount which is then payable on the shares and any balance will be passed to the former shareholder or to any person who would otherwise be entitled to the shares by law. But the Company's lien will also apply to any such balance to cover any money still due to the Company in respect of the shares which is not immediately payable. The Company has the same rights over the money as it had over the shares immediately before they were sold. Where the shares are represented by share certificates, the Company need not pay over anything until the share certificate representing the shares sold has been delivered to the Company for cancellation.

20.                       Calls

20.1                     The directors can call on shareholders to pay any money which has not yet been paid to the Company for their shares. This includes the nominal value of the shares and any premium which may be payable on those shares. The directors can also make calls on people who are entitled to shares by law. If the terms of issue of the shares allow this, the directors can do any one or more of the following:-

20.1.1                  make calls at any time and as often as they think fit;

20.1.2                  decide when and where the money is to be paid;

20.1.3                  decide that the money may be paid by instalments;

20.1.4                  revoke or postpone any call.

20.2                    A shareholder who has received at least 14 clear days' notice giving details of the amount called and of the time and place for payment, must pay the call as required by the notice. A person remains liable jointly and severally with the successors in title to his shares to pay calls even after he has transferred the shares to which they relate.

21.                       Timing of Calls

A call is treated as having been made as soon as the directors have passed a resolution authorising it.

22.                       Liability of Joint Holders

Joint shareholders are jointly and severally liable to pay any calls in respect of their shares.

23.                       Interest Due on Non-Payment

Where a call is made and the money is not paid by the due date, the shareholder will be liable to pay interest on the amount unpaid from the day it is due until it has actually been paid. The directors will decide on the annual rate of interest, which must not exceed the Bank of England base rate by more than five per cent. The shareholder will also be liable to pay all expenses incurred by the Company as a result of the non-payment of the call. The directors can decide to waive payment of any or all of such interest or expenses.

24.                       Sums Due on Allotment Treated as Calls

If the terms of a share require any money to be paid at the time of allotment, or at any other fixed date, the money due will be treated in the same way as a valid call for money on shares which is due on the same date. If this money is not paid, everything in these articles relating to non-payment of calls applies. This includes articles which allow the Company to forfeit or sell shares and to claim interest.

25.                       Power to Differentiate

On or before an issue of shares, the directors can decide that shareholders can be called on to pay different amounts or that they can be called on at different times.

26.                       Payment of Calls in Advance

The directors can accept payment in advance of some or all of the money from a shareholder before he is called on to pay that money. The directors can agree to pay interest on money paid in advance until it would otherwise be due to the Company. The rate of interest will be decided by the directors, but must not exceed the Bank of England base rate by more than five per cent.

27.                        Notice if Call or Instalment Not Paid

If a shareholder fails to pay a call or an instalment of a call when due, the directors can send the shareholder a notice requiring payment of the unpaid amount, together with any interest accrued and any expenses incurred by the Company as a result of the failure to pay.

28.                       Form of Notice

A notice to pay a call or instalment of a call on a share must:-

28.1                     demand payment of the amount immediately payable, plus any interest and expenses;

28.2                     give the date by when the total amount due must be paid. This must be at least 14 clear days after the date of the notice;

28.3                     state where the payment must be made; and

28.4                     state that if the full amount demanded is not paid by the time and at the place stated, the Company can forfeit the shares on which the call or instalment is outstanding.

29.                       Forfeiture for Non-Compliance with Notice

If the notice is not complied with, the directors can pass a resolution forfeiting the shares to which it relates at any time while any amount is still outstanding. The forfeiture will include all dividends and other sums payable on the forfeited shares which have not already been paid. The directors can accept the surrender of any share which would otherwise be forfeited. Where they do so, references in these articles to forfeiture include surrender.

30.                        Notice after Forfeiture

After a share has been forfeited, the Company will notify the person whose share has been forfeited. However, the share will still be forfeited even if such notice is not given.

31.                       Sale of Forfeited Shares

31.1                      A forfeited share becomes the property of the Company and the directors can sell or dispose of it on any terms and in any way that they decide. This can be with, or without, a credit for any amount previously paid up for the share. It can be sold or disposed of to any person, including the previous shareholder or the person who was previously entitled to the share by law. The directors can, if necessary, authorise any person to transfer a forfeited share.

31.2                     After a share has been forfeited, the directors can cancel the forfeiture, but only before the share has been sold or disposed of. This cancellation of forfeiture can be on any terms the directors decide.

32.                       Arrears to be Paid Notwithstanding Forfeiture

When a person's shares have been forfeited, he will lose all rights as a shareholder in respect of those forfeited shares. He must return any share certificate for the forfeited shares to the Company for cancellation. However, he will remain liable to pay calls which have been made, but not paid, before the shares were forfeited. The shareholder will also continue to be liable for all claims and demands which the Company could have made relating to the forfeited share. He must pay interest on any unpaid amount until it is paid. The directors can fix the rate of interest, but it must not exceed the Bank of England base rate by more than five per cent. He is not entitled to any credit for the value of the share when it was forfeited or for any consideration received on its disposal unless the directors decide to allow credit for all or any of that value.

33.                       Statutory Declaration as to Forfeiture

33.1                    A director or the secretary can make a statutory declaration declaring:-

33.1.1                 that he is a director or the secretary of the Company;

33.1.2                 that a share has been properly forfeited under the articles; and

33.1.3                 when the share was forfeited.

The declaration will be evidence of these facts which cannot be disputed.

33.2                     If such a declaration is delivered to a new holder of a share along with a completed transfer form (if one is required), this gives the buyer good title to the share. The new shareholder does not need to take any steps to see how any money paid for the share is used. His ownership of the share will not be affected if the steps taken to forfeit, sell or dispose of the share were invalid or irregular, or if anything that should have been done was not done.

34.                       Transfer

34.1                     Certificated shares

Unless these articles say otherwise, any shareholder can transfer some or all of his certificated shares to another person. A transfer of certificated shares must be made in writing and either in the usual standard form or in any other form approved by the directors. The directors can make such arrangements and restrictions as they see fit to ensure that such transfers comply with the legislation and with the NASDAQ Copenhagen rules and, after an Initial US Offering, the rules of any US market on which the A shares are then traded.

34.2                     Uncertificated shares

Unless these articles say otherwise, any shareholder can transfer some or all of his uncertificated shares to another person. A transfer of uncertificated shares must be made through the relevant system and must comply with the uncertificated securities rules.

34.3                     Entry on register

The person making a transfer will continue to be treated as a shareholder until the name of the person to whom the share is being transferred is put on the register for that share.

34.4                     The B share can only be transferred to another trustee who is appointed to replace the trustee (or any earlier replacement trustee of the trustee) or to the Company if the B share is redeemed or to any person who has acquired (alone or with its affiliates), by exercising rights under section 979 of the Act or otherwise, 100% of the issued A shares (excluding any A shares held in treasury).

34.5                     The C share can only be transferred by Oaktree to one of its affiliates or to the Company if the C share is redeemed or to any person who has acquired (alone or with its affiliates) through exercising rights under section 979 of the Act or otherwise, 100% of the issued A shares (excluding any A shares held in treasury). If an affiliate to whom the C share is transferred ceases to be an affiliate of Oaktree, then the C share must be transferred to Oaktree or to another of Oaktree's affiliates. Oaktree can decide which of its affiliates the C share can be transferred to.

35.                      Signing of Transfer

35.1                     A share transfer form for certificated shares must be signed or made effective in some other way by, or on behalf of, the person making the transfer.

35.2                     In the case of a transfer of a certificated share, where the share is not fully paid, the share transfer form must also be signed or made effective in some other way by, or on behalf of, the person to whom the share is being transferred.

35.3                     If the Company registers a transfer of a certificated share, it can keep the transfer form.

36.                      Rights to Decline Registration of Partly Paid Shares

The directors can refuse to register the transfer of any shares which are not fully paid.

37.                       Other Rights to Decline Registration

37.1                     Certificated shares

37.1.1                   a share transfer form cannot be used to transfer more than one class of shares. Each class being transferred needs a separate form.

37.1.2                   transfers cannot be in favour of more than four joint holders.

37.1.3                   the share transfer form must be properly stamped to show payment of any applicable stamp duty or certified or otherwise shown to the satisfaction of the directors to be exempt from stamp duty and must be delivered to the office, or any other place decided on by the directors. The transfer form must be accompanied by the share certificate relating to the shares being transferred, unless the transfer is being made by a person to whom the Company was not required to, and did not, send a certificate. As long as they act reasonably, the directors can also ask for any other evidence to show that the person wishing to transfer the share is entitled to do so and, if the share transfer form is signed by another person on behalf of the person making the transfer, evidence of the authority of that person to do so.

37.2                     Uncertificated shares

37.2.1                   registration of a transfer of uncertificated shares can be refused in the circumstances set out in the uncertificated securities rules.

37.2.2                   transfers of uncertificated shares cannot be in favour of more than four joint holders.

37.3                      Renunciations

Where a share has not yet been entered on the register, the directors can recognise a renunciation by that person of his right to the share in favour of some other person. Such renunciation will be treated as a transfer and the directors have the same powers of refusing to give effect to such a renunciation as if it were a transfer.

38.                      No Fee for Registration

No fee is payable to the Company for transferring shares or registering changes relating to the registered ownership of shares.

39.                      Untraced Shareholders

39.1                      The Company can sell any certificated shares at the best price reasonably obtainable at the time of the sale if:-

39.1.1                   during the 12 years before the notice referred to in article 39.1.2 below, the shares have been in issue either as certificated shares or as uncertificated shares, at least three cash dividends have become payable on the shares and no dividend has been cashed during that period;

39.1.2                   after the 12 year period, the Company has sent a notice to the last known address the Company has for the relevant shareholder, stating that it intends to sell the shares. Before sending such a notice to a shareholder, the Company must have used reasonable efforts to trace the shareholder; and

39.1.3                  during the 12 year period and for three months after sending the notice referred to in article 39.1.2 above, the Company has not heard from the shareholder or any person entitled to the shares by law.

39.2                     The Company can also sell at the best price reasonably obtainable at the time of the sale any additional certificated shares in the Company issued either as certificated shares or as uncertificated shares during the 12 year period referred to in article 39.1.1 in right of any share to which article 39.1.1               applies (or in right of any share so issued), if the criteria in articles 39.1.2 and 39.1.3 are satisfied in relation to the additional shares (but as if the words "after the 12 year period" were omitted from article 39.1.2 and the words "during the 12 year period and" were omitted from article 39.1.3) and no dividend has been cashed on these shares.

39.3                     To sell any shares in this way, the directors can appoint anyone to transfer the shares. This transfer will be just as effective as if it had been signed by the holder, or by a person who is entitled to the shares by law. The person to whom the shares are transferred will not be bound to concern himself as to what is done with the purchase moneys nor will his ownership be affected even if the sale is irregular or invalid in any way.

39.4                    The proceeds of sale will be forfeited and will belong to the Company and the Company will not be liable in any respect to the person who would have been entitled to the shares by law for the proceeds of sale. The Company can use the money for such good causes as the directors decide.

40.                      Transmission on Death

40.1                    When a sole shareholder or a shareholder who is the last survivor of joint shareholders dies, his personal representatives will be the only people who will be recognised as being entitled to his shares.

40.2                    If a joint shareholder dies, the surviving joint shareholder or shareholders will be the only people who will be recognised as being entitled to his shares.

40.3                    However, this article does not discharge the estate of any shareholder from any liability.

41.                      Entry of Transmission in Register

A person who becomes entitled to a share as a result of the death or bankruptcy of a shareholder or some other event which gives rise to the transmission of the share by operation of law must provide any evidence of his entitlement which is reasonably required. In the case of certificated shares, the directors must note this entitlement in the register within two months of receiving such evidence.

42.                       Election of Person Entitled by Transmission

42.1                      Subject to these articles, a person who becomes entitled to a share by law can either be registered as the shareholder or choose another person to become the shareholder.

42.2                      If a person who is entitled to a certificated share by law wants to be registered as a shareholder, he must deliver or send a notice to the Company saying that he has made this decision. This notice will be treated as a transfer form. All the provisions of these articles about registering transfers of certificated shares apply to it. The directors have the same power to refuse to register a person entitled to certificated shares by law as they would have had to refuse to register a transfer by the person who was previously entitled to the shares.

42.3                     If a person entitled to an uncertificated share by law wants to be registered as a shareholder, he must do so in accordance with the uncertificated securities rules. All the provisions of these articles about registering transfers of uncertificated shares will apply and the same power to refuse to register a person entitled to an uncertificated share by law will apply as would have applied to refuse to register a transfer by the person who was previously entitled to the shares.

42.4                     If a person who is entitled to a certificated share by law wants the share to be transferred to another person, he must do this by signing a transfer form to the person he has selected. The directors have the same power to refuse to register the person selected as they would have had to refuse to register a transfer by the person who was previously entitled to the shares.

42.5                     If a person who is entitled to an uncertificated share by law wants the share to be transferred to another person, he must do this using a relevant system. The same power to refuse to register the person selected will apply as would have applied to refuse to register a transfer by the person who was previously entitled to the shares.

43.                      Rights of Person Entitled by Transmission

43.1                     Where a person becomes entitled to a share by law, the rights of the registered shareholder in relation to that share will cease to have effect.

43.2                     A person who is entitled to a share by law is also entitled to any dividends or other money relating to the share, even though he is not registered as the holder of the share, on supplying evidence reasonably required to show his title to the share. However, the directors can send written notice to the person saying the person must either be registered as the holder of the share or have transferred the share to some other person. If the person entitled to a share by law does not do this within 60 days of the notice, the directors can withhold all dividends or other money relating to the share until he does.

43.3                     Unless he is registered as the holder of the share, the person entitled to a share by law is not entitled to:-

43.3.1                  receive notices of shareholders' meetings or attend or vote at these meetings; or

43.3.2                  exercise any of the other rights of a shareholder in relation to these meetings, unless the directors decide to allow this.

44.                      Sub-Division and Consolidation

Any resolution authorising the Company to sub-divide or consolidate any of its shares can provide that, as between the holders of the divided or consolidated shares, different rights and restrictions of a kind which the Company can apply to new shares can apply to different divided or consolidated shares.

45.                       Fractions

If any shares are consolidated, consolidated and then divided, or divided, the directors have power to deal with any fractions of shares which result. For example, they can decide that fractions are aggregated and sold or deal with fractions in some other way. The directors can arrange for any shares representing fractions to be entered in the register as certificated shares if they consider that this makes it easier to sell them. The directors can sell those shares to anyone, including the Company, and can authorise any person to transfer or deliver the shares to the buyer or in accordance with the buyer's instructions. The buyer does not have to take any steps to see how any money he is paying is used and his ownership will not be affected if the sale is irregular or invalid in any way.

46.                       Omission or Non-Receipt of Notice

46.1                      If any notice, document or other information relating to any general meeting or other proceeding is accidentally not sent or supplied, or is not received (even if the Company becomes aware of such non-receipt), the meeting or other proceeding will not be invalid as a result.

46.2                     A shareholder present in person or by proxy at a shareholders' meeting is treated as having received proper notice of that meeting and, where necessary, of the purpose of that meeting.

47.                      Postponement of General Meetings

47.1                      If the directors consider that it is impracticable or undesirable to hold a general meeting on the date or at the time or place stated in the notice calling the meeting, they can move or postpone the meeting (or do both). If the directors do this, an announcement of the date, time and place of the rearranged meeting will, if practicable, be published in at least two national newspapers in the United Kingdom. Notice of the business of the meeting does not need to be given again. The directors must take reasonable steps to ensure that any shareholder trying to attend the meeting at the original time and place is informed of the new arrangements.

47.2                      If a meeting is rearranged in this way, proxy forms are valid if they are received as required by these articles not less than 48 hours before the time of the rearranged meeting.

47.3                      The directors can also move or postpone the rearranged meeting (or do both) under this article.

48.                      Quorum

Before a general meeting begins to do business, there must be a quorum present. Unless these articles say otherwise, a quorum for all purposes is two people who are entitled to vote. They can be shareholders who are personally present or proxies for shareholders or a combination of both. If a quorum is not present, a chairman of the meeting can still be chosen and this will not be treated as part of the business of the meeting.

49.                       Procedure if Quorum Not Present

49.1                      This article applies if a quorum is not present within five minutes of the time fixed for a general meeting to start or within any longer period not exceeding one hour which the chairman of the meeting can decide, or if a quorum ceases to be present during a general meeting.

49.2                      If the meeting was called by one or more shareholders it will be cancelled. Any other meeting will be adjourned to a day (but not less than ten days later, excluding the day on which the meeting is adjourned and the day for which it is reconvened), time and place decided on by the chairman of the meeting.

49.3                     One shareholder present in person or by proxy and entitled to vote will constitute a quorum at any adjourned meeting and any notice of an adjourned meeting will say this.

50.                       Security Arrangements

The directors can put in place arrangements, both before and during any general meeting, which they consider to be appropriate for the proper and orderly conduct of the general meeting and the safety of people attending it. This includes power to refuse entry to, or remove from meetings, people who fail to comply with the arrangements.

51.                       Chairman of General Meeting

51.1                     The chairman will be the chairman of the meeting at every general meeting, if he is willing and able to take the chair.

51.2                    If the Company does not have a chairman, or if he is not willing and able to take the chair, the deputy chairman will chair the meeting if he is willing and able to take the chair.

51.3                    If the Company does not have a chairman or a deputy chairman, or if neither the chairman nor the deputy chairman is willing and able to chair the meeting, after waiting five minutes from the time that a meeting is due to start, the directors who are present will choose one of themselves to act as chairman of the meeting. If there is only one director present, he will be the chairman of the meeting, if he agrees.

51.4                    If there is no director willing and able to be the chairman of the meeting, then the persons who are present at th     e meeting and entitled to vote will decide which one of them is to be the chairman of the meeting.

51.5                    Nothing in these articles is intended to restrict or exclude any of the powers or rights of a chairman of a meeting which are given by law.

52.                      Orderly Conduct

The chairman of a meeting can take any action he considers appropriate for proper and orderly conduct at a general meeting. The chairman's decision on points of order, matters of procedure or on matters that arise incidentally from the business of a meeting is final, as is the chairman's decision on whether a point or matter is of this nature.

53.                       Entitlement to Attend and Speak

53.1                     Each director can attend and speak at any general meeting of the Company. The chairman of a meeting can also allow anyone to attend and speak where he considers that this will help the business of the meeting.

53.2                     The directors may allow beneficial holders of A shares to attend general meetings.

54.                       Adjournments

54.1                     The chairman of a meeting can adjourn the meeting before or after it has started, and whether or not a quorum is present, if he considers that:-

54.1.1                  there is not enough room for the number of shareholders and proxies who can and wish to attend the meeting;

54.1.2                  the behaviour of anyone present prevents, or is likely to prevent, the business of the meeting being carried out in an orderly way; or

54.1.3                  an adjournment is necessary for any other reason, so that the business of the meeting can be properly carried out.

The chairman of the meeting does not need the consent of the meeting to adjourn it for any of these reasons to a time, date and place which he decides. He can also adjourn the meeting to a later time on the same day or indefinitely. If a meeting is adjourned indefinitely, the directors will fix the time, date and place of the adjourned meeting.

54.2                     The chairman of a meeting can also adjourn a meeting which has a quorum present if this is agreed by the meeting. This can be to a time, date and place proposed by the chairman of the meeting or the adjournment can be indefinite. The chairman of the meeting must adjourn the meeting if the meeting directs him to. In these circumstances the meeting will decide how long the adjournment will be and where it will adjourn to. If a meeting is adjourned indefinitely, the directors will fix the time, date and place of the adjourned meeting.

54.3                     A reconvened meeting can only deal with business that could have been dealt with at the meeting which was adjourned.

54.4                     Meetings can be adjourned more than once.

54.5                     If the continuation of an adjourned meeting is to take place three months or more after it was adjourned or if business is to be considered at an adjourned meeting the general nature of which was not stated in the notice of the original meeting, notice of the adjourned meeting must be given in the same way as was required for the original meeting. Except where required by this article, there is no need to give notice of an adjourned meeting or of the business to be considered there.

55.                      Agenda for Meeting

55.1                    Any shareholder may if he gives written notice to the Company not later than 6 weeks before the relevant general meeting (or in the case of the Company's annual general meeting, if later, the time at which notice is given of that meeting), require any matter to be considered at the general meeting or propose a resolution to be considered at that general meeting. But a shareholder cannot require the Company to hold a general meeting except in accordance with the legislation or these articles.

55.2                    Where the Company has already given shareholders notice of that general meeting, the shareholder that wishes to have any further matter considered or resolution proposed must pay the costs incurred by the Company in sending any new notifications to shareholders.

55.3                    The Company can ignore any request by a shareholder to consider any matter or propose any resolution where the directors reasonably believe that such matter or resolution is or would be:

55.3.1                 ineffective for any reason including because of any provision of legislation or these articles;

55.3.2                 defamatory of any person; or

55.3.3                 frivolous or intended solely to interfere with the proper conduct of the meeting.

55.4                    Where a shareholder or shareholders, in accordance with the legislation, asks the Company to

55.4.1                 call a general meeting in order to propose a resolution before that meeting; or

55.4.2                 give notice of a resolution to be proposed at the Company's annual general meeting,

that shareholder(s) must, in addition to complying with the requirements of the legislation, inform the Company in writing of contain the following:

55.4.3                 where the request relates to the appointment of a director nominated by that shareholder(s), all information relating to the proposed director that is required to be disclosed in a proxy statement or other filing required to be made in connection with the nomination and election of directors, or is otherwise required, in each case under the Exchange Act, and the rules and regulations made under it, including the proposed director's written consent to being named in the proxy statement as a nominee and to serving as a director if elected;

55.4.4                 where the request relates to any business other than the appointment of a director, a brief description of that business, the reasons for conducting that business at the meeting and any material interest in such business of that shareholder(s) and any of their affiliates and any of their member associated persons, individually or in aggregate, including any anticipated benefit to those shareholder(s) or their affiliates or their member associated persons arising from that business; and

55.4.5                  as to the shareholder(s) giving the notice and their affiliates, if any, on whose behalf the nomination or proposal is made:

55.4.5.1               the name and address of that shareholder(s), as it appears in the register, and of such affiliates and member associated persons, if any;

55.4.5.2               the class and number of shares of the Company which are held and/or owned beneficially by that shareholder(s) and such affiliates and member associated persons, if any;

55.4.5.3               whether, and the extent to which, any hedging or other transaction has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of changes in the price of shares for, or to increase or decrease the votes which may be cast by that shareholder(s) or any such affiliates and member associated persons with respect to any shares (and that shareholder(s) must provide the Company with this information updated at the record date of the meeting not later than ten days after that record date);

55.4.5.4               a description of all agreements, arrangements and understandings between that shareholder(s) and such affiliates and member associated persons, if any, and each such proposed directors and any other person or persons (including their names) in connection with the nomination of a director or the proposal of any other business by that shareholder(s) or such affiliates and member associated persons, if any;

55.4.5.5               after an Initial US Offering any other information relating to that shareholder(s) that would be required to be disclosed in a proxy statement or other filing required to be made in connection with such shareholder(s) nomination of a director pursuant to the Exchange Act (and the rules and regulations made under that Act); and

55.4.5.6               to the extent known by that shareholder(s), the name and address of any other shareholder supporting the proposed director or the proposal of other business on the date of such request.

55.5                     If a request under article 55.4 does not include the information required to be given in that article, or is not received in the time and manner required under article 55.6, in respect of the shares held by the requesting shareholder(s) (the "member default shares"), that shareholder(s) shall not be entitled to vote the member default shares at a general meeting or at a separate meeting of the holders of that class of shares, on any of the matters detailed in the request made under article 55.4.

55.6                     A shareholder who makes a request under article 55.4 must deliver that written request to the office not earlier than 120 days before and not later than 90 days before the date which is one year after the Company's last annual general meeting. If the date of the Company's annual general meeting is more than 30 days before or more than 60 days after the date which is one year after the Company's last annual general meeting, notice from that shareholder must be delivered to the Company not earlier than 120 days before the Company's annual general meeting and not later than the later of:

55.6.1                   90 days before the Company's annual general meeting; and

55.6.2                   10 days after the day on which public announcement of the date of the Company's annual general meeting is first made by the Company.

An adjournment or postponement of an annual general meeting does not start a new time period for these purposes. But this article 55.6 does not restrict a shareholder from exercising rights he otherwise has under the legislation.

For the purposes of the annual general meeting of the Company to be held in 2017, references in this article 55.6 to the date of the Company's last annual general meeting will be 15 March 2016.

For purposes of this article 55.6, after an Initial US Offering public announcement shall mean disclosure in a press release reported by Reuters, the Dow Jones News Service, Associated Press or a comparable news service or in a document publicly filed by the Company with the U S Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

55.7                     After an Initial US Offering a shareholder must also comply with all requirements of the legislation and of the Exchange Act (and the rules and regulations made under that Act) in respect of the matters set out in articles 55.4, 55.6 and 55.7 but nothing in those articles shall affect any rights of holders to ask for the inclusion of proposals in, or the right of the Company to omit proposals from, the Company's proxy statement under Rule 14a-8 (or any successor provision) of the Exchange Act.

56.                      Amendments to Resolutions

56.1                     Amendments can be proposed to any resolution if they are clerical amendments or amendments to correct some other obvious error in the resolution. No other amendments can be proposed to any special resolution.

56.2                     Amendments to an ordinary resolution which are within the scope of the resolution can be proposed if:-

56.2.1                   notice of the proposed amendment has been received by the Company at the office at least two business days before the date of the meeting, or adjourned meeting; or

56.2.2                   the chairman of the meeting decides that the amendment is appropriate for consideration by the meeting.

56.3                      No other amendment can be proposed to an ordinary resolution. The chairman of the meeting can agree to the withdrawal of any proposed amendment before it is put to the vote.

57.                       Amendments Ruled Out of Order

If the chairman of a meeting rules that a proposed amendment to any resolution under consideration is out of order, any error in that ruling will not affect the validity of a vote on the original resolution.

58.                       Votes of Members

Shareholders will be entitled to vote at a general meeting, whether on a show of hands or a poll, as provided in the legislation. Where a proxy is given discretion as to how to vote on a show of hands this will be treated as an instruction by the relevant shareholder to vote in the way in which the proxy decides to exercise that discretion. This is subject to any special rights or restrictions as to voting which are given to any shares or upon which any shares may be held at the relevant time and to these articles.

59.                       Method of Voting

59.1                     A resolution put to the vote at any general meeting will be decided on a show of hands unless a poll is demanded when, or before, the chairman of the meeting declares the result of the show of hands. Subject to the legislation, a poll can be demanded by:-

59.1.1                  the chairman of the meeting; or

59.1.2                  at least one person at the meeting who is entitled to vote.

59.2                     The chairman of the meeting can also demand a poll before a resolution is put to the vote on a show of hands.

59.3                     A demand for a poll can be withdrawn if the chairman of the meeting agrees to this.

59.4                     If no poll is demanded or a demand for a poll is withdrawn, any declaration by the chairman of the meeting of the result of a vote on that resolution by a show of hands will stand as conclusive evidence of the result without proof of the number or proportion of the votes recorded for or against the resolution.

60.                       Procedure if Poll Demanded

If a poll is demanded in the way allowed by these articles, the chairman of the meeting can decide when, where and how it will be taken. The result will be treated as the decision of the meeting at which the poll was demanded, even if the poll is taken after the meeting.

61.                      When Poll to be Taken

If a poll is demanded on a vote to elect the chairman of the meeting, or to adjourn a meeting, it must be taken immediately at the meeting. Any other poll demanded can either be taken immediately or within 30 days from the date it was demanded and at a time and place decided on by the chairman of the meeting. It is not necessary to give notice for a poll which is not taken immediately.

62.                      Continuance of Other Business after Poll Demand

A demand for a poll on a particular matter (other than on the election of the chairman of the meeting or on the adjournment of the meeting) will not stop a meeting from continuing to deal with other matters.

63.                      Votes of Joint Holders

If more than one joint shareholder votes (including voting by proxy), the only vote which will count is the vote of the person whose name is listed before the other voters on the register for the share.

64.                      Voting on behalf of Incapable Member

This article applies where a court or official claiming jurisdiction to protect people who are unable to manage their own affairs has made an order about the shareholder. The person appointed to act for that shareholder can vote for him. He can also exercise any other rights of the shareholder relating to meetings. This includes appointing a proxy, voting on a show of hands and voting on a poll. Before the representative does so however, such evidence of his authority as the directors require must be received by the Company not later than the latest time at which proxy forms must be received to be valid for use at the relevant meeting or on the holding of the relevant poll.

65.                      No Right to Vote where Sums Overdue on Shares

Unless the directors decide otherwise, a shareholder cannot attend or vote shares at any general meeting of the Company or upon a poll or exercise any other right conferred by membership in relation to general meetings or polls if he has not paid all amounts relating to those shares which are due at the time of the meeting.

66.                      Objections or Errors in Voting

If:-

66.1                    any objection to the right of any person to vote is made;

66.2                    any votes have been counted which ought not to have been counted or which might have been rejected; or

66.3                    any votes are not counted which ought to have been counted,

the objection or error must be raised or pointed out at the meeting (or the adjourned meeting) or poll at which the vote objected to is cast or at which the error occurs. Any objection or error must be raised with or pointed out to the chairman of the meeting. His decision is final. If a vote is allowed at a meeting or poll, it is valid for all purposes and if a vote is not counted at a meeting or poll, this will not affect the decision of the meeting or poll.

67.                      Form of Proxy

67.1                    Where a proxy is appointed in relation to shares held by or on behalf of a depositary, that appointment can be made in any form which the directors may approve but subject always to the requirements of the legislation. In the case of a proxy relating to shares held by a depositary, this may include a voter instruction form to be provided to the Company by third parties on behalf of the depositary. The appointment of such a proxy may be in hard copy form or an electronic form (sent to the electronic address provided by the Company for this purpose).

67.2                    Where a proxy is appointed in relation to shares not referred to in article 67.1, a proxy form can be in any form which the directors approve and may be in hard copy form or in electronic form (sent to the electronic address provided by the Company for this purpose).

67.3                   A proxy form gives the proxy the authority to demand a poll or to join others in demanding a poll and to vote on any amendment to a resolution put to, or any other business which may properly come before, the meeting.

67.4                    Unless it says otherwise, a proxy form is valid for the meeting to which it relates and also for any adjournment of that meeting.

68.                      Appointment of Proxies

68.1                    If a shareholder appoints more than one proxy and the proxy forms appointing those proxies would give those proxies the apparent right to exercise votes on behalf of the member in a general meeting over more shares than are held by the shareholder, then each of those proxy forms will be invalid and none of the proxies so appointed will be entitled to exercise voting rights in relation to the number of shares for which he is appointed. If a shareholder appoints more than one proxy, he must ensure that no more than one proxy is appointed in relation to any share.

68.2                    For uncertificated shares the directors can allow appointments of a proxy to be made in the form of an uncertificated proxy instruction to be received by such participant in the relevant system (acting for the Company) as the directors may require, and otherwise in such form and subject to such terms and conditions as the directors may decide. The directors can also allow supplements to, or amendments or revocations of, any such uncertificated proxy instruction to be made. The directors can decide the method for determining the time at which any such properly authenticated dematerialised instruction (and/or other instruction or notification) is to be treated as received by the Company or such participant. The directors can treat any such uncertificated proxy instruction which purports to be or is expressed to be sent on behalf of a holder as sufficient evidence of the authority of the person sending that instruction to send it on behalf of that holder.

69.                      Receipt of Proxies

69.1                    Proxy forms which are in hard copy form must be received at the office, or at any other place specified by the Company for the receipt of appointments of proxy in hard copy form:-

69.1.1                 48 hours (or such shorter time as the directors decide) before a meeting or an adjourned meeting;

69.1.2                 24 hours (or such shorter time as the directors decide) before a poll is taken, if the poll is taken more than 48 hours after it was demanded; or

69.1.3                 before the end of the meeting at which the poll was demanded (or at such later time as the directors decide), if the poll is taken after the end of the meeting or adjourned meeting but 48 hours or less after it was demanded.

If such a proxy form is signed by an attorney and the directors require this, the power of attorney or other authority relied on to sign it (or a copy which has been certified by a notary or in some other way approved by the directors, or an office copy) must be received with the proxy form.

69.2                     Proxy forms which are in electronic form must be received at the address specified by the Company for the receipt of appointments of proxy by electronic means at least:-

69.2.1                  48 hours (or such shorter time as the directors decide) before a meeting or an adjourned meeting;

69.2.2                  24 hours (or such shorter time as the directors decide) before a poll is taken, if the poll is taken more than 48 hours after it was demanded; or

69.2.3                  before the end of the meeting at which the poll was demanded (or at such later time as the directors decide), if the poll is taken after the end of the meeting or adjourned meeting but 48 hours or less after it was demanded.

If such a proxy form is signed by an attorney and the directors require this, the power of attorney or other authority relied on to sign it (or a copy which has been certified by a notary or in some other way approved by the directors, or an office copy) must be received at such address, at the office or at any other place specified by the Company for the receipt of such documents by the time set out in articles 69.2.1 – 69.2.3 above, as applicable.

69.3                      If the above requirements are not complied with, the proxy will not be able to act for the person who appointed him.

69.4                     If more than one valid proxy form is received in respect of the same share for use at the same meeting or poll, the one which is received last (regardless of its date or the date on which it is signed) will be treated as the valid form. If it is not possible to determine the order of receipt, none of the forms will be treated as valid.

69.5                     A shareholder can attend and vote at a general meeting or on a poll even if he has appointed a proxy to attend and, on a poll, vote on his behalf at that meeting or on that poll.

69.6                     The proceedings at a general meeting will not be invalidated where an appointment of a proxy in respect of that meeting is sent in electronic form as provided in these articles, but because of a technical problem it cannot be read by the recipient.

69.7                    When calculating the periods mentioned in this article, the directors can decide not to take account of any part of a day that is not a working day.

70.                      Maximum Validity of Proxy

A proxy form will, unless it ceases to be valid earlier in accordance with these articles or its terms, cease to be valid 12 months from the date of its receipt. But it will be valid, unless the proxy form itself states otherwise, if it is used at an adjourned meeting or on a poll after a meeting or an adjourned meeting even after 12 months, if it was valid for the original meeting.

71.                      Cancellation of Proxy's Authority

71.1                    Any vote cast in the way a proxy form authorises or any demand for a poll made by a proxy will be valid even though:-

71.1.1                  the person who appointed the proxy has died or is of unsound mind;

71.1.2                  the proxy form has been revoked; or

71.1.3                  the authority of the person who signed the proxy form for the shareholder has been revoked.

71.2                     Any vote cast or poll demanded by a representative of a corporation will also be valid even though his authority has been revoked.

71.3                     However, this does not apply if written notice of the relevant fact has been received at the office (or at any other place specified by the Company for the receipt proxy forms) not later than the last time at which a proxy form should have been received to be valid for use at the meeting or on the holding of the poll at which the vote was given or the poll taken.

72.                       Separate General Meetings

If a separate general meeting of holders of shares of a class is called otherwise than for changing or doing away with the rights of the shares of that class, the provisions of these articles relating to general meetings will apply to such a meeting with any necessary changes.

73.                       Number of Directors

The Company must have a minimum of 2 directors and a maximum of 7 directors (disregarding alternate directors).

74.                       B Director and Observer

74.1                     Until the threshold date, the B shareholder can appoint one director by written notice to the Company. The B director can be removed at any time by the B shareholder by written notice to the Company. If the B director is removed or if he stops being a director for any other reason, the B shareholder can appoint another B director by written notice to the Company. Every B director must be appropriately qualified. As long as the B director is appropriately qualified and not a person referred to in articles 74.4.1 and 74.4.2, the directors will take all necessary steps to complete such appointment or removal as may be required by legislation or these articles.

74.2                     The directors can pass a resolution to remove the B director from office only where:

74.2.1                  the provisions of article 83.1 apply to that B director; or

74.2.2                  he is someone referred to in articles 74.4.1 or 74.4.2.

74.3                     The B shareholder may appoint one B board observer and can remove and/or replace that B board observer in the same manner as for the B director. Any such B board observer has the right to receive from the Company the same information and at the same time as the directors and can attend and speak at board meetings but cannot vote at them. Every B board observer must be appropriately qualified. The directors can pass a resolution refusing to allow the B board observer to receive information and/or attend board meetings only if:

74.3.1                  the provisions of article 83.1 would apply to such person if he was a director,

or

74.3.2                  he is someone referred to in article 74.4 or 74.4.2.

74.4                     Neither the B director or the B board observer can be a person who is:

74.4.1                  a director, partner, officer or employee of any company, partnership or similar vehicle whose business or a material part of whose business includes owning and/or operating product tankers; or

74.4.2                  a director, partner or officer of any shareholder or any affiliate of a shareholder or any direct material supplier or material customer of the Company.

74.5                    After the threshold date all directors can be appointed or removed by passing an ordinary resolution.

75.                      Power of Company to Appoint Directors

Unless these articles say otherwise, the Company can, by passing an ordinary resolution, appoint any willing person to be a director, either as an extra director or to fill a vacancy where a director has stopped being a director for some reason. But only the B shareholder can appoint the B director.

76.                      Power of Directors to Appoint Directors and Board Observers

76.1                    Unless these articles say otherwise, the directors can appoint any willing person to be a director, either as an extra director or as a replacement for another director, other than the B director. Any director appointed in this way must retire from office at the first annual general meeting after his appointment. A director who retires in this way is then eligible for re-appointment.

76.2                    The directors can appoint one or more persons to be board observers and may remove or replace any of those persons at any time and for any reason. This is in addition to the B board observer. All board observers (including the B board observer) will receive notices of directors' meetings at the same time and in the same way as directors receive those notices. Board observers can attend all directors' meetings and speak at them but are not allowed to vote.

77.                      Retirement of Directors

77.1                    Apart from the B director, each director must retire at the end of the second annual general meeting after his appointment or last re-appointment unless he has been re-appointed at that annual general meeting.

77.2                    But the B director will continue to be a director until removed by the B shareholder.

77.3                    A director can be appointed for a fixed term at the end of which that director must retire.

78.                      Other Retirement Provisions

78.1                    A director who would not otherwise be required to retire must also retire if he has been in office, other than as a director holding an executive position, for a continuous period of nine years or more at the date of an annual general meeting. A director who retires in this way is then eligible for re-appointment.

78.2                    Any director who retires at an annual general meeting may offer himself for re-appointment by the shareholders.

79.                      Filling Vacancies

Subject to these articles, at the general meeting at which a director retires, shareholders can pass an ordinary resolution to re-appoint the director or to appoint some other eligible person in his place.

80.                      Power of Removal by Special Resolution

In addition to any power to remove directors conferred by the legislation, the Company can pass a special resolution to remove a director from office even though his time in office has not ended and can (subject to these articles) appoint a person to replace a director who has been removed in this way by passing an ordinary resolution. But this does not apply to the B director.

81.                       Persons Eligible as Directors

The only people who can be appointed as directors at a general meeting are the following:-

81.1                     directors retiring at the meeting;

81.2                     anyone recommended by the directors; and

81.3                     anyone nominated by a shareholder (not being the person to be nominated) who is entitled to vote at the meeting and who delivers to the office not less than seven nor more than 42 days' before the day of the meeting:

81.3.1                  a letter stating that he intends to nominate another person for apointment as a director;

81.3.2                  written confirmation from that person that he is willing to be appointed; and

81.3.3                   where relevant, all of the information required by article 55.4 in accordance with the requirement of article 55.6; and

81.4                      in the case of the B director, anyone nominated by the B shareholder as long as that person does not fall within article 74.4.1 or 74.4.2.

82.                       Position of Retiring Directors

A director retiring at a general meeting retires at the end of that meeting or (if earlier) when a resolution is passed to appoint another person in the director's place or when a resolution to re-appoint the director is put to the meeting and lost. Where a retiring director is re-appointed, he continues as a director without a break.

83.                       Vacation of Office by Directors

83.1                     Any director automatically stops being a director if:-

83.1.1                   he gives the Company a written notice of resignation;

83.1.2                  he gives the Company a written notice in which he offers to resign and the directors decide to accept this offer;

83.1.3                  except for the B director, not less than three quarters of the directors pass a resolution or sign a written notice requiring the director to resign;

83.1.4                  he is or has been suffering from mental ill health and the directors pass a resolution removing the director from office;

83.1.5                  he has missed directors' meetings (whether or not an alternate director appointed by him attends those meetings) for a continuous period of six months without permission from the directors and the directors pass a resolution removing the director from office;

83.1.6                  a bankruptcy order is made against him or he makes any arrangement or composition with his creditors generally;

83.1.7                  he is prohibited from being a director under the legislation or the NASDAQ Copenhagen rules or, after an Initial US Offering, the rules of any US market on which the A shares are then traded;

83.1.8                  he ceases to be a director under the legislation or he is removed from office under these articles; or

83.1.9                  if he is the B director, the directors pass a resolution under the provisions of article 74.2; or

83.1.10                if he is the B director, at the close of business on the threshold date.

83.2                     If a director stops being a director for any reason, he will also automatically cease to be a member of any committee or sub-committee of the directors.

84.                       Alternate Directors

84.1                     Any director can appoint any person (including another director) to act in his place (called an "alternate director"), except that the B director can appoint the B board observer as his alternate and, if the B board observer is unable or unwilling to act as the B director's alternate, can appoint another person nominated by the B shareholder as an alternate as long as that person does not fall within articles 74.4.1 or 74.4.2. That appointment requires the approval of the directors, unless previously approved by the directors or unless the person to be appointed is another director or is the alternate for the B director. If a director wants to appoint an alternate director he must send a written notice of appointment to the office or to an address specified by the Company or must table it at a meeting of the directors, or in such other way as the directors approve.

84.2                     The appointment of an alternate director ends on the happening of any event which, if he were a director, would cause him to vacate that office. It also ends if the alternate director resigns his office by written notice to the Company or if his appointor stops being a director, unless that director retires at a general meeting at which he is re-appointed. A director can also remove his alternate director by a written notice sent to the office or to an address specified by the Company or tabled at a meeting of the directors.

84.3                     An alternate director is entitled to receive notices of meetings of the directors. He is entitled to attend and vote as a director at any meeting at which the director appointing him is not personally present and generally at that meeting is entitled to perform all of the functions of his appointor as a director. The provisions of these articles regulating the meeting apply as if he (instead of his appointor) was a director. If he is himself a director, or he attends any meeting as an alternate director for more than one director, he can vote cumulatively for himself and for each other director he represents but he cannot be counted more than once for the purposes of the quorum. An alternate director's signature to any resolution in writing of the directors is as effective as the signature of his appointor, unless the notice of his appointment provides to the contrary. This article also applies in a similar fashion to any meeting of a committee of which his appointor is a member. Except as set out in this article, an alternate director: -

84.3.1                  does not have power to act as a director;

84.3.2                   is not deemed to be a director for the purposes of these articles; and

84.3.3                   is not deemed to be the agent of his appointor.

84.4                     An alternate director is entitled to contract and be interested in and benefit from contracts, transactions or arrangements with, and to be repaid expenses and to be indemnified by, the Company to the same extent as if he were a director. However, he is not entitled to receive from the Company as an alternate director any pay, except for that part (if any) of the pay otherwise payable to his appointor as his appointor may tell the Company in writing to pay to his alternate director.

85.                       Executive Directors

85.1                     The directors or any committee authorised by the directors can appoint one or more directors to any executive position, on such terms and for such period as they think fit. They can also terminate or vary an appointment at any time. The directors or any committee authorised by the directors will decide how much remuneration a director appointed to an executive office will receive (whether as salary, commission, profit share or any other form of remuneration) and whether this is in addition to or in place of his fees as a director. But any such appointment and remuneration must not breach the listing requirements of any listing authority or exchange on which shares are then listed or traded.

85.2                     If the directors terminate the appointment of the executive director, the termination will not affect any right of the Company or the director in relation to any breach of any employment contract which may be involved in the termination.

86.                       Directors' Fees

The total fees paid to all of the directors (excluding any payments made under any other provision of these articles) must not exceed:-

86.1                      US$1,500,000 per year; or

86.2                      any higher sum decided on by an ordinary resolution at a general meeting.

It is for the directors to decide how much to pay each director by way of fees under this article but no fees can be paid which would breach the listing requirements of any listing authority or exchange on which shares are then listed or traded. The directors may also decide to pay fees to board observers.

87.                       Additional Fees

The directors or any committee authorised by the directors can award extra fees to any director who, in their view, performs any other services which the directors consider extend beyond the ordinary duties of a director, including (but not limited to) acting as chairman or deputy chairman or chairing or being a member of a board committee of the company. Extra fees can take the form of salary, commission, profit-sharing or other benefits (and can be paid partly in one way and partly in another). This is all decided by the directors or any committee authorised by the directors. But extra fees cannot be paid where they would breach the listing requirements of any listing authority or exchange on which shares are then listed or traded.

88.                       Expenses

The Company can pay the reasonable travel, hotel and incidental expenses of each director and board observer incurred in attending and returning from general meetings, meetings of the directors or committees of the directors or any other meetings which as a director or board observer he is entitled to attend. This can include compensation for time spent travelling where that travel relates to the performance by a director of his duties. The Company will pay all other expenses properly and reasonably incurred by each director and board observer in connection with the Company's business or in the performance of his duties as a director or board observer. The Company can also fund a director's expenditure and that of a director of any holding company of the Company for the purposes permitted by the legislation and can do anything to enable a director or a director of any holding company of the Company to avoid incurring such expenditure all as provided in the legislation.

89.                       Pensions and Gratuities for Directors

89.1                     The directors or any committee authorised by the directors can decide whether to provide pensions, annual payments or other benefits to any director or former director of the Company, or any relation or dependant of, or person connected to, such a person. The directors can also decide to contribute to a scheme or fund or to pay premiums to a third party for these purposes. The Company can only provide pensions and other benefits to people who are or were directors but who have not been employed by, or held an office or executive position in, the Company or any of its subsidiary undertakings or former subsidiary undertakings or any predecessor in business of the Company or any such other company or to relations or dependants of, or persons connected to, these directors or former directors if the shareholders approve this by passing an ordinary resolution. But any such pensions or benefits must not breach the listing requirements of any listing authority or exchange on which shares are then listed or traded.

89.2                     A director or former director will not be accountable to the Company or the shareholders for any benefit provided pursuant to this article. Anyone receiving such a benefit will not be disqualified from being or becoming a director of the Company.

90.                       Directors' Interests

Conflicts of interest requiring authorisation by directors

90.1                     The directors may, subject to the quorum and voting requirements set out in this article, authorise any matter which would otherwise involve a director breaching his duty under the legislation to avoid conflicts of interest ("Conflict").

90.2                     A director seeking authorisation in respect of a Conflict must tell the directors of the nature and extent of his interest in a Conflict as soon as possible. The director must give the directors sufficient details of the relevant matter to enable them to decide how to address the Conflict together with any additional information which they may request.

90.3                     Any director (including the relevant director) may propose that the relevant director be authorised in relation to any matter the subject of a Conflict. Such proposal and any authority given by the directors shall be effected in the same way that any other matter may be proposed to and resolved upon by the directors under the provisions of these articles except that:

90.3.1                  the relevant director and any other director with a similar interest will not count in the quorum and will not vote on a resolution giving such authority;

90.3.2                  the approval of the chairman and the B director shall be required; and

90.3.3                  the relevant director and any other director with a similar interest may, if the other directors so decide, be excluded from any meeting of the directors while the Conflict is under consideration.

90.4                     Where the directors give authority in relation to a Conflict or where any of the situations described in article 90.6 applies in relation to a director (being a "Relevant Situation"):

90.4.1                   the directors may (whether at the relevant time or subsequently) (a) require that the relevant director is excluded from the receipt of information, the participation in discussion and/or the making of decisions (whether at directors' meetings or otherwise) related to the Conflict or Relevant Situation; and (b) impose upon the relevant director such other terms for the purpose of dealing with the Conflict or Relevant Situation as they think fit;

90.4.2                   the relevant director will be obliged to conduct himself in accordance with any terms imposed by the directors in relation to the Conflict or Relevant Situation;

90.4.3                   the directors may also provide that where the relevant director obtains (otherwise than through his position as a director of the Company) information that is confidential to a third party, the director will not be obliged to disclose that information to the Company, or to use or apply the information in relation to the Company's affairs, where to do so would amount to a breach of that confidence;

90.4.4                   the terms of the authority shall be recorded in writing (but the authority shall be effective whether or not the terms are so recorded); and

90.4.5                   the directors may revoke or vary such authority at any time but this will not affect anything done by the relevant director prior to such revocation in accordance with the terms of such authority.

Other conflicts of interest

90.5                     If a director knows that he is in any way directly or indirectly interested in a proposed contract with the Company or a contract that has been entered into by the Company, he must tell the other directors of the nature and extent of that interest in accordance with the legislation.

90.6                     If he has disclosed the nature and extent of his interest in accordance with article 90.5, a director can do any one or more of the following:

90.6.1                  have any kind of interest in a contract with or involving the Company or another company in which the Company has an interest;

90.6.2                  hold any other office or place of profit with the Company (except that of auditor) in conjunction with his office of director for such period and upon such terms, including as to remuneration, as the directors may decide;

90.6.3                  alone, or through a firm with which he is associated do paid professional work for the Company or another company in which the Company has an interest (other than as auditor);

90.6.4                  be or become a director or other officer of, or employed by or otherwise be interested in any holding company or subsidiary company of the Company or any other Company in which the Company has an interest; and

90.6.5                  be or become a director of any other company in which the Company does not have an interest and which cannot reasonably be regarded as giving rise to a conflict of interest at the time of his appointment as a director of that other company.

Benefits

90.7                    A director does not have to hand over to the Company any benefit he receives or profit he makes as a result of anything authorised under article 90.1 or allowed under article 90.5 nor is any type of contract authorised under article 90.1 or allowed under article 90.5 liable to be avoided.

Quorum and voting requirements

90.8                     A director cannot vote or be counted in the quorum on a resolution of the directors relating to appointing that director to a position with the Company or a company in which the Company has an interest or the terms or the termination of the appointment.

90.9                    This article applies if the directors are considering proposals about appointing two or more directors to positions with the Company or any company in which the Company has an interest. It also applies if the directors are considering setting or changing the terms of their appointment. These proposals can be split up to deal with each director separately. If this is done, each director can vote and be included in the quorum for each resolution, except any resolution concerning him or concerning the appointment of another director to a position with a company in which the Company is interested where the director has a Relevant Interest in it.

90.10                   A director cannot vote or be counted in the quorum on a resolution of the directors about a contract in which he has an interest and, if he does vote, his vote will not be counted, but this prohibition will not apply to any resolution where that interest cannot reasonably be regarded as likely to give rise to a conflict of interest or where that interest is included in the following list:-

90.10.1                a resolution about giving him any guarantee, indemnity or security for money which he or any other person has lent or obligations he or any other person has undertaken at the request of or for the benefit of the Company or any of its subsidiary undertakings;

90.10.2                a resolution about giving any guarantee, indemnity or security to another person for a debt or obligation which is owed by the Company or any of its subsidiary undertakings to that other person if the director has taken responsibility for some or all of that debt or obligation. The director can take this responsibility by giving a guarantee, indemnity or security;

90.10.3                a resolution about giving him any other indemnity where all other directors are also being offered indemnities on substantially the same terms;

90.10.4                a resolution about the Company funding his expenditure on defending proceedings or the Company doing something to enable him to avoid incurring such expenditure where all other directors are being offered substantially the same arrangements;

90.10.5                a resolution relating to an offer by the Company or any of its subsidiary undertakings of any shares or debentures or other securities for purchase if the director takes part because he is a holder of shares, debentures or other securities or if he takes part in the underwriting or sub-underwriting of the offer;

90.10.6                a resolution about a contract in which he has an interest because of his interest in shares or debentures or other securities of the Company or because of any other interest in or through the Company;

90.10.7                a resolution about a contract involving any other company if the director has an interest of any kind in that company (including an interest by holding any position in that company or by being a shareholder in that company). This does not apply if he knows that he has a Relevant Interest in that company;

90.10.8                a resolution about a contract relating to a pension fund, superannuation or similar scheme or retirement, death or disability benefits scheme or employees' share scheme which gives the director benefits which are also generally given to the employees to whom the fund or scheme relates;

90.10.9                a resolution about a contract relating to an arrangement for the benefit of employees of the Company or of any of its subsidiary undertakings which only gives him benefits which are also generally given to the employees to whom the arrangement relates; and

90.10.10              a resolution about a contract relating to any insurance which the Company can buy or renew for the benefit of directors or of a group of people which includes directors.

90.11                   A director will be treated as having a Relevant Interest in a company if he holds an interest in shares representing one per cent. or more of a class of equity share capital (calculated exclusive of any shares of that class in that company held as treasury shares) or of the voting rights of that company. In relation to an alternate director, an interest of his appointor shall be treated as an interest of the alternate director without prejudice to any interest which the alternate director has otherwise. Interests which are unknown to the director and which it is unreasonable to expect him to know about are ignored.

90.12                   Where a company in which a director has a Relevant Interest is interested in a contract, the director will also be treated as being interested in that contract.

90.13                   Subject to these articles, the directors can exercise or arrange for the exercise of the voting rights attached to any shares in another company held by the Company and the voting rights which they have as directors of that company in any way that they decide. This includes voting in favour of a resolution appointing any of them as directors or officers of that company and deciding their remuneration. Subject to these articles, they can also vote and be counted in the quorum as directors of the Company in connection with any of these things.

90.14                   If a question comes up at a meeting of the directors about whether a director (other than the chairman of the meeting) has an interest in a contract and whether it is likely to give rise to a conflict of interest or whether he can vote or be counted in the quorum and the director does not agree to abstain from voting on the issue or not to be counted in the quorum, the question must be referred to the chairman of the meeting. The chairman of the meeting's ruling about any other director is final and conclusive unless the nature or extent of the director's interest (so far as it is known to him) has not been fairly disclosed to the directors. If the question comes up about the chairman of the meeting, the question shall be decided by a resolution of the directors. The chairman of the meeting cannot vote on the question but can be counted in the quorum. The directors' resolution about the chairman of the meeting is conclusive, unless the nature or extent of the chairman's interest (so far as it is known to him) has not been fairly disclosed to the directors.

General

90.15                   References in this article to

90.15.1                 a contract include references to an existing or proposed contract and to an existing or proposed transaction or arrangement whether or not it is a contract; and

90.15.2                 a conflict of interest include a conflict of interest and duty and a conflict of duties.

90.16                    The Company can by super majority resolution suspend or relax the provisions of this article to any extent or ratify any contract which has not been properly authorised in accordance with this article, subject to article 131.

91.                       General Powers of Company Vested in Directors

91.1                     The directors will manage the Company's business. They can use all the Company's powers except where these articles or the legislation say that powers can only be used by the shareholders voting to do so at a general meeting. The general management powers under this article are not limited in any way by specific powers given to the directors by other articles.

91.2                     The directors are, however, subject to:-

91.2.1                  the provisions of the legislation;

91.2.2                  the requirements of these articles and, in particular, article 131; and

91.2.3                  any regulations laid down by the shareholders by passing a special resolution at a general meeting.

91.3                     If a change is made to these articles or if the shareholders lay down any regulation relating to something which the directors have already done which was within their powers, that change or regulation cannot invalidate the directors' previous action.

92.                       Borrowing Powers

92.1                      The directors can exercise all the Company's powers without limit:-

92.1.1                   to borrow money;

92.1.2                   to mortgage or charge all or any of the Company's undertaking, property and assets (present and future) and uncalled capital;

92.1.3                   to issue debentures and other securities;

92.1.4                   to give security, either outright or as collateral security, for any debt, liability or obligation of the Company or of any third party; and

92.1.5                   to provide indemnities and guarantees of any other person's liabilities or obligations.

92.2                      If any substantial shareholder and/or any affiliate(s) of any substantial shareholder provides financial indebtedness to any member of the group, the directors shall ensure that each other qualifying holder is offered the right to participate in the provision of that financial indebtedness on the same terms and conditions as the substantial shareholder and/or its affiliates. However, the participation of each such qualifying holder will be the proportion of the total amount of financial indebtedness to be provided by the substantial shareholder and/or its affiliate(s) which is equal to such qualifying holder's percentage beneficial interest in the aggregate number of A shares in issue (excluding A shares held in treasury). Such offer must be made either before the provision of such financial indebtedness by the substantial shareholder and/or its relevant affiliates or, if such advance offering is not practicable, as soon as reasonably practicable after such provision (and with financial indebtedness provided to the Company by other qualifying holders being used to repay an equivalent amount of financial indebtedness provided to the Company by the substantial shareholder and/or its affiliates). Any such offer made by the Company must be open for acceptance for at least 10 days.

93.                       Provision for Employees

The directors can exercise the powers under the legislation to make provision for the benefit of employees or former employees of the Company or any of its subsidiaries in connection with the cessation or transfer of the whole or part of the business of the Company or that subsidiary.

94.                       Agents

94.1                      The directors can appoint anyone as the Company's attorney by granting a power of attorney or by authorising them in some other way. Attorneys can either be appointed directly by the directors or the directors can give someone else the power to select attorneys. The directors or the persons who are authorised by them to select attorneys can decide on the purposes, powers, authorities and discretions of attorneys. But they cannot give an attorney any power, authority or discretion which the directors do not have under these articles.

94.2                      The directors can decide how long a power of attorney will last for and attach any conditions to it. The power of attorney can include any provisions which the directors decide on for the protection and convenience of anybody dealing with the attorney. The power of attorney can allow the attorney to grant any or all of his power, authority or discretion to any other person.

94.3                     The directors can:-

94.3.1                  delegate any of their authority, powers or discretions to any manager or agent of the Company;

94.3.2                  allow managers or agents to delegate to another person;

94.3.3                  remove any people they have appointed in any of these ways; and

94.3.4                  cancel or change anything that they have delegated, although this will not affect anybody who acts in good faith who has not had any notice of any cancellation or change.

Any appointment or delegation by the directors which is referred to in this article can be on any conditions decided on by the directors.

94.4                     The ability of the directors to delegate under this article applies to all their powers and is not limited because certain articles refer to powers being exercised by the directors or by a committee authorised by the directors while other articles do not.

95.                      Delegation to Individual Directors or Secretary

95.1                     The directors can give a director or secretary of the Company any of the powers which they have jointly as directors (with power to sub-delegate). These powers can be given on terms and conditions decided on by the directors either in parallel with, or in place of, the powers of the directors acting jointly.

95.2                      The directors can change the basis on which such powers are given or withdraw such powers. But if a person deals with an individual director in good faith without knowledge of the change or withdrawal, he will not be affected by it.

95.3                     The ability of the directors to delegate under this article applies to all their powers and is not limited because certain articles refer to powers being exercised by the directors or by a committee authorised by the directors while other articles do not.

96.                      Delegation to Committees

96.1                     The directors can delegate any of their powers or discretions to committees of one or more persons. If the directors have delegated any power or discretion to a committee, any references in these articles to using that power or discretion include its use by the committee. Any committee must comply with any regulations laid down by the directors. These regulations can require or allow people who are not directors to be members of the committee, and can give voting rights to such people. But:-

96.1.1                   there must be more directors on a committee than persons who are not directors; and

96.1.2                   a resolution of the committee is only effective if a majority of the members of the committee present at the time of the resolution were directors.

96.2                     Unless the directors decide not to allow this, any committee can sub-delegate any of its powers or discretions to sub-committees. Reference in these articles to committees include sub-committees permitted under this article.

96.3                     If a committee consists of more than one person, the articles which regulate directors' meetings and their procedure will also apply to committee meetings (if they can apply to committee meetings), unless these are inconsistent with any regulations for the committee which have been laid down under this article.

96.4                     The ability of the directors to delegate under this article applies to all their powers and discretions and is not limited because certain articles refer to powers and discretions being exercised by committees authorised by directors while other articles do not.

97.                       Directors' Meetings

The directors can decide when and where to have meetings and how they will be conducted. They can also adjourn their meetings. A directors' meeting can be called by any director. The secretary must call a directors' meeting if asked to by a director.

98.                       Notice of Directors' Meetings

Directors' meetings are called by giving notice to all the directors. Notice is treated as properly given if it is given personally, by word of mouth or in writing to the director's last known address or any other address given by him to the Company for this purpose. Any director can waive his entitlement to notice of any directors' meeting, including one which has already taken place and any waiver after the meeting has taken place will not affect the validity of the meeting or any business conducted at the meeting.

99.                      Quorum

If no other quorum is fixed by the directors, more than half of the directors (but not taking account of the B director or any director who may not form part of a quorum because of the provisions of article 90) are a quorum. Subject to these articles, if a director ceases to be a director at a directors' meeting, he can continue to be present and to act as a director and be counted in the quorum until the end of the meeting if no other director objects and if otherwise a quorum of directors would not be present. Other provisions of these articles may require a higher or different quorum for certain matters.

100.                     Directors below Minimum through Vacancies

The directors can continue to act even if one or more of them stops being a director. But if the number of directors falls below the minimum which applies under these articles (including any change to that minimum number approved by an ordinary resolution of shareholders), or the number fixed as the quorum for directors' meetings, the remaining director(s) may only act to:-

100.1.1                appoint further director(s) to make up the shortfall; or convene

100.1.2                general meetings.

If no director or directors are willing or able to act under this article, any two shareholders can call a general meeting to appoint extra directors(s).

101.                     Appointment of Chairman and Deputy Chairman

101.1                   Unless these articles say otherwise, the Company can, by passing an ordinary resolution, appoint any director as the chairman.

101.2                   If the Company has not appointed a director as the chairman, the directors can appoint any director as chairman and can remove him from that office at any time.

101.3                   But the chairman cannot be the B director.

101.4                   If the chairman is at a directors' meeting, he will chair it. If the chairman is not present within five minutes of the time when the directors' meeting is due to start, the directors who are present can choose which one of them will be the chairman of the meeting.

101.5                   If a B director has been appointed he will act as deputy chairman.

101.6                   References in these articles to a deputy chairman include, if no B director has been appointed, a person appointed to a position with another title which the directors designate as equivalent to the position of deputy chairman.

102.                     Competence of Meetings

A directors' meeting at which a quorum is present can exercise all the powers and discretions of the directors.

103.                     Voting

Matters to be decided at a directors' meeting will be decided by a majority vote. If votes are equal, the chairman of the meeting has a second, casting vote. But other provisions of these articles may require a different majority for certain matters.

104.                     Participation in Meetings

All or any of the directors can take part in a meeting of the directors by way of a conference telephone or any communication equipment which allows everybody to take part in the meeting by being able to hear each of the other people at the meeting and by being able to speak to all of them at the same time. A person taking part in this way will be treated as being present at the meeting and will be entitled to vote and be counted in the quorum.

105.                     Resolution in Writing

A resolution in writing must be signed by all of the directors who at the time are entitled to receive notice of a directors' meeting and who would be entitled to vote on the resolution at a directors' meeting, and who together meet the quorum requirement for directors' meetings. This kind of resolution is just as valid and effective as a resolution passed by those directors at a meeting which is properly called and held. The resolution can be passed using several copies of the resolution if each copy is signed by one or more directors.

106.                     Validity of Acts of Directors or Committee

Everything which is done by any directors' meeting, or by a committee of the directors, or by a person acting as a director, or as a member of a committee, will be valid even if it is discovered later that any director, or person acting as a director, was not properly appointed. This also applies if it is discovered later that anyone was disqualified from being a director, or had ceased to be a director or was not entitled to vote. In any of these cases, anything done will be as valid as if there was no defect or irregularity of the kind referred to in this article.

107.                    Use of Seals

107.1                  The directors must arrange for every seal of the Company to be kept safely.

107.2                  A seal can only be used with the authority of the directors or a committee authorised by the directors.

107.3                  Subject as otherwise provided in these articles, every document which is sealed using the common seal must be signed by one director and the secretary, or by two directors or by one director in the presence of a witness who attests the signature or by any other person or persons authorised by the directors.

107.4                  Any document to which the official seal is applied need not be signed, unless the directors decide otherwise or the legislation requires otherwise.

107.5                  The directors can resolve that the requirement for any counter-signature in this article can be dispensed with on any occasion.

108.                     Registers

The Company can keep an overseas, local or other register. The directors can make and change any regulations previously made by them relating to any of such registers.

109.                     Declaration of Dividends by Company

Unless these articles say otherwise, the shareholders can declare dividends in accordance with the rights of the shareholders by passing an ordinary resolution. No such dividend can exceed the amount recommended by the directors.

110.                     Payment of Interim and Fixed Dividends by Directors

Unless these articles say otherwise, if the directors consider that the financial position of the Company justifies such payments, they can:-

110.1.1                pay the fixed or other dividends on any class of shares on the dates fixed for the payment of those dividends; and

110.1.2                pay interim dividends on shares of any class of any amounts and on any dates and for any periods which they decide.

If the directors act in good faith, they will not be liable for any loss that any shareholders may suffer because a lawful dividend has been paid on other shares which rank equally with or behind their shares.

111.                     Calculation and Currency of Dividends

111.1                  All dividends will be declared and paid in proportions based on the amounts paid up on the shares during any period for which the dividend is paid. Sums which have been paid up in advance of calls will not count as paid up for this purpose. If the terms of any share say that it will be entitled to a dividend as if it were a fully paid up, or partly paid up, share from a particular date (in the past or future), it will be entitled to a dividend on this basis. This article applies unless these articles, the rights attached to any shares, or the terms of any shares, say otherwise.

111.2                   Unless the rights attached to any shares, the terms of any shares or these articles say otherwise, a dividend or any other money payable in respect of a share can be paid in whatever currency the directors decide (even where that dividend has been declared in another currency) using an exchange rate selected by the directors for any currency conversions required. The directors can also decide how any costs relating to the choice of currency will be met.

112.                     Amounts Due on Shares can be Deducted from Dividends

If a shareholder owes the Company any money for calls on shares or money in any other way relating to his shares, the directors can deduct any of this money from any dividend or other money payable to the shareholder on or in respect of the shares held by him in respect of which such money is due. Money deducted in this way can be used to pay amounts owed to the Company.

113.                     No Interest on Dividends

Unless the rights attached to any shares, or the terms of any shares, say otherwise, no dividend or other sum payable by the Company on or in respect of its shares carries a right to interest from the Company.

114.                     Payment Procedure

114.1                   Any dividend or other money payable in cash relating to a share can be paid by such method as the directors decide. The directors may decide to use different methods of payment for different shareholders or groups of shareholders. Without limiting any other method of payment which the directors may decide upon, the directors may decide that payment can be made, wholly or partly and exclusively or optionally:

114.1.1                by sending a cheque, warrant or similar financial instrument payable to the shareholder who is entitled to it by post addressed to his registered address;

114.1.2                payable to someone else named in a written instruction from the shareholder (or all joint shareholders) and sent by post to the address specified in that instruction;

114.1.3                by inter-bank transfer or by other electronic means (including payment through the relevant system) directly to an account with a bank or other financial institution (or other organisations operating deposit accounts if allowed by the Company) in the United Kingdom nominated in a written instruction from the person entitled to receive the payment under this article; or

114.1.4                in some other way requested in writing by the shareholder (or all joint shareholders) and agreed with the Company.

114.2                   If the directors decide that any dividend or other money payable in cash relating to a share will be made exclusively by inter-bank transfer or other electronic means to an account, but no such account is nominated by the person entitled to receive the payment, or an inter-bank transfer or other electronic payment into a nominated account is rejected or refunded, the Company may credit that dividend or other money payable in cash to an account of the Company, to be held until the person entitled to receive the payment nominates a valid account to which the payment shall be made.

114.3                   Any amount credited to an account of the Company under article 114.2 is to be treated as having been paid to the shareholder at the time it is credited to that account. The Company will not be a trustee of the money and will not be liable to pay interest on it.

114.4                   For joint shareholders or persons jointly entitled to shares by law, payment can be made to the shareholder whose name stands first in the register. The Company can rely on the nomination of an account to which any dividend or other money payable in cash relating to a share can be paid, and a receipt for a dividend or other money paid on shares, from any one of them on behalf of all of them.

114.5                   Cheques, warrants and similar financial instruments are sent, and payment in any other way is made, at the risk of the person who is entitled to the money. The Company is treated as having paid a dividend if the cheque, warrant or similar financial instrument is cleared or if a payment is made through a relevant system, bank transfer or other electronic means. The Company will not be responsible for a payment which is lost or delayed.

114.6                   Dividends can be paid to a person who has become entitled to a share by law as if he were the holder of the share.

115.                     Uncashed Dividends

115.1                   The Company can stop sending dividend payments or other sums payable on or in respect of those shares through the post, or stop using any other method of payment (including intra-bank transfers or other electronic means, such as payment through the relevant system), for any dividend or other payment if:-

115.1.1                for three consecutive dividends:-

115.1.1.1             the dividend payments sent through the post have been returned undelivered or remain uncashed during the period for which they are valid; or

115.1.1.2             the payments by any other method have failed (including where the payments have been rejected or refunded);

115.1.2                for any one dividend:-

115.1.2.1             the dividend payment sent through the post has been returned undelivered or remains uncashed during the period for which it is valid; or

115.1.2.2             the payment by any other method has failed (including where the payment has been rejected or refunded),

and reasonable enquiries have failed to establish any new postal address or account of the registered shareholder; or

115.1.3                the Company has stopped sending notices to a shareholder in accordance with article 123.3.

115.2                   Subject to these articles, the Company must recommence sending dividend payments if requested in writing by the shareholder, or the person entitled to a share by law.

116.                     Forfeiture of Unclaimed Dividends

Where any dividends or other amounts payable on a share have not been claimed (including amounts which have been credited to an account under article 114.2), the directors can invest them or use them in any other way for the Company's benefit until they are claimed. The Company will not be a trustee of the money and will not be liable to pay interest on it. If a dividend or other money has not been claimed for 12 years after being declared or becoming due for payment (whether by the shareholder nominating an appropriate account as may be required under article 114.1 or otherwise), it will be forfeited and go back to the Company unless the directors decide otherwise. If the Company sells shares under article 39, any dividend or other money unclaimed in respect of those shares will also be forfeited and go back to the Company when those shares are sold unless the directors decide otherwise.

117.                    Dividends Not in Cash

If recommended by the directors, and, if necessary, properly authorised under these articles, the Company can pass an ordinary resolution that a dividend be paid, and the directors can decide that an interim dividend be paid, wholly or partly by distributing specific assets (and, in particular, paid up shares or debentures of any other Company). Where any difficulty arises on such a distribution, the directors can resolve it as they decide. For example, they can:

117.1.1                authorise any person to sell and transfer any fractions;

117.1.2                ignore any fractions;

117.1.3                value assets for distribution purposes;

117.1.4                pay cash of a similar value to adjust the rights of shareholders; and/or

117.1.5                vest any assets in trustees for the benefit of more than one shareholder.

118.                     Power to Capitalise Reserves and Funds

118.1                   If recommended by the directors, and, if necessary, properly authorised under these articles, the Company's shareholders can pass an ordinary resolution to capitalise any sum:-

118.1.1                which is part of any of the Company's reserves (including premiums received when any shares were issued, capital redemption reserves or other undistributable reserves); or

118.1.2               which the Company is holding as net profits.

118.2                   Unless the ordinary resolution states otherwise, the directors will use the sum which is capitalised by setting it aside for the A shareholders on the register at the close of business on the day the resolution is passed (or another date stated in the resolution or fixed as stated in the resolution) and in the same proportions as the A shareholders' entitlement to dividends (or in other proportions stated in the resolution or fixed as stated in the resolution). The sum set aside can be used:-

118.2.1                to pay up some or all of any amount on any issued A shares which has not already been called, or paid in advance; or

118.2.2                to pay up in full shares, debentures or other securities of the Company which would then be allotted and distributed, credited as fully paid, to A shareholders.

However, a share premium account, a capital redemption reserve, or any reserve or fund representing unrealised profits, can only be used to pay up in full shares. Where the sum capitalised is used to pay up in full shares that are then to be allotted and distributed, credited as fully paid, to shareholders, the Company is also entitled to participate in the relevant distribution in relation to any shares of the relevant class held by it as treasury shares and the proportionate entitlement of the relevant class of shareholders to the distribution will be calculated on this basis.

118.3                   The directors can appoint any person to sign a contract with the Company on behalf of those who are entitled to shares, debentures or other securities under the resolution. Such a contract is binding on all concerned.

119.                     Settlement of Difficulties in Distribution

If any difficulty arises in connection with any distribution of any capitalised reserve or fund, the directors can resolve it in any way which they decide. For example, they can deal with entitlements to fractions by deciding that the benefit of fractions belong to the Company or that fractions are ignored or deal with fractions in some other way.

120.                     Power to Choose Any Record Date

This article applies to any dividend on any shares, or any distribution, allotment or issue to the holders of any shares. This can be paid or made to the registered holder or holders of the shares, or to anyone entitled in any other way, at a particular time on a particular day selected by the directors. It will be based on the number of shares registered at that time on that day, even if this is before any resolution to authorise what is being done was passed. This article applies whether what is being done is the result of a resolution of the directors, or a resolution at a general meeting. The time and date can be before the dividend and so on is to be paid or made, or before any relevant resolution was passed.

121.                     Inspection of Records

A shareholder is not entitled to inspect any of the Company's accounting records or other books or papers unless:-

121.1.1                the legislation or a proper court order gives him that right;

121.1.2                the directors authorise him to do so; or

121.1.3                the shareholders authorise him to do so by ordinary resolution.

122.                     Summary Financial Statements

The Company can send or supply summary financial statements to its shareholders instead of copies of its full reports and accounts.

123.                     Method of Service

123.1                  The Company can send or supply any notice, document, including a share certificate, or other information to a shareholder:-

123.1.1                by delivering it to him personally;

123.1.2                by addressing it to him and posting it to, or leaving it at, the shareholder's registered address;

123.1.3                through a relevant system, where it relates to uncertificated shares;

123.1.4                as authorised in writing by the relevant shareholder;

123.1.5               where appropriate, by sending or supplying it in electronic form to an address notified by the relevant shareholder to the Company for that purpose; or

123.1.6               where appropriate, by making it available on a website and notifying the shareholder of its availability in accordance with this article.

Where there are joint shareholders, the notice, document or other information can be sent or supplied to any one of the joint holders and will be treated as having been sent or supplied to all the joint holders. Any notice or document, including a share certificate, or other information to a shareholder only has to be provided in the English language.

123.2                  Where there are joint shareholders, anything which needs to be agreed or specified in relation to any notice, document or other information to be sent or supplied to them can be agreed or specified by any one of the joint shareholders. The agreement or specification of the shareholder who is named first in the register in respect of the joint shareholding will be accepted to the exclusion of the agreement or specification of the other joint shareholder(s).

123.3                   If on three consecutive occasions any notice, document or other information sent or supplied to a shareholder has been returned undelivered, the Company need not send or supply further notices, documents or other information to that shareholder until he has communicated with the Company and supplied the Company (or its agents) with a new registered address, or a postal address within the United Kingdom for the service of notices and the despatch or supply of documents and other information, or has informed the Company of an address for the service of notices and the sending or supply of documents and other information in electronic form. Any notice, document or other information sent by post will be treated as returned undelivered if the notice, document or other information is sent back to the Company (or its agents), and any notice, document or other information sent or supplied in electronic form will be treated as returned undelivered if the Company (or its agents) receives notification that the notice, document or other information was not delivered to the address to which it was sent.

123.4                   The Company may at any time and in its sole discretion choose to serve, send or supply notices, documents or other information in hard copy form alone to some or all members.

124.                     Record Date for Service

Where the Company sends or supplies notices, documents or other information to shareholders, it can do so by reference to the shareholders' register as it stands at any time not more than 15 days before the date the notice, document or other information is sent or supplied. Any change of details on the register after that time will not invalidate the sending or supply and the Company is not obliged to send or supply the same notice, document or other information to any person entered on the shareholders' register after the date selected by the Company.

125.                     Members Resident Abroad or on Branch Registers

125.1                   If a shareholder's address on the register is outside the United Kingdom, he can give the Company a postal address to which notices, documents or other information can be sent or supplied to him. If he does, he is entitled to have notices, documents or other information sent to him at that address or, where applicable, to be notified at that address of the availability of the notice, documents or other information on a website. Alternatively, a shareholder whose address on the register is outside the United Kingdom can give the Company an address for the purposes of communications in electronic form. If he does, notices, documents or other information may, subject to these articles, be sent or supplied to him at that address. Otherwise, he is not entitled to receive any notices, documents or other information from the Company.

125.2                   For a shareholder registered on a branch register, notices, documents or other information can be posted or despatched in the United Kingdom or in the country where the branch register is kept.

126.                     Service of Notices on Persons Entitled by Transmission

This article applies where a shareholder has died or become bankrupt or is in liquidation, or where someone else has otherwise become entitled by law to that shareholder's shares, but is still registered as a shareholder. It applies whether he is registered as a sole or joint shareholder. A person who is entitled to that shareholder's shares by law, and who proves this to the reasonable satisfaction of the directors, can give the Company a United Kingdom postal address for the sending or supply of notices, documents and other information. If this is done, notices, documents and other information must be sent to that address or, where applicable, he must be notified at that address of the availability of the notice, document or other information on a website. Alternatively, a person who is entitled to that shareholder's shares by law, and who proves this to the reasonable satisfaction of the directors, can give the Company an address for the purposes of communications by electronic means. If this is done, notices, documents or other information may be sent or supplied to him at that address or, where applicable, he may be notified at that address of the availability of the notice, document or other information on a website. Otherwise, if any notice, document or other information is sent or supplied to the shareholder named on the register, this will be valid despite his death, bankruptcy or liquidation or the fact that any other event giving rise to an entitlement to the shares by law has occurred. This applies even if the Company knew about these things. If any notice, document or other information is sent or supplied in accordance with this article, there is no need to send or supply it to any other people who may be involved.

127.                     Deemed Delivery

127.1                   If any notice, document or other information is given, sent or supplied by the Company by post, it is treated as being received the day after it was posted if first class post was used or 48 hours after it was posted if first class post was not used. In proving that any notice, document or other information was given, sent or supplied, it is sufficient to show that the envelope was properly addressed and put into the postal system with postage paid.

127.2                   If any notice, document or other information is left by the Company at a shareholder's registered address or at a postal address notified to the Company in accordance with these articles by a shareholder or a person who is entitled to a share by law, it is treated as being received on the day it was left.

127.3                   If a notice is sent through the relevant system, it is treated as being received when the Company, or any participant in the relevant system acting for the Company, sends the issuer-instruction relating to the notice, document or other information.

127.4                   If any notice, document or other information is given, sent or supplied by the Company using electronic means, it is treated as being received on the day it was sent even if the Company subsequently sends a hard copy of such notice, document or other information by post. In the case of any notice, document or other information made available on a website, the notice, document or other information is treated as being received on the day on which the notice, document or other information was first made available on the website, or, if later, when a notice of availability is received or treated as being received by the shareholder in accordance with these articles. In proving that any notice, document or other information was given, sent or supplied by electronic means, it is sufficient to show that it was properly addressed.

127.5                   If any notice, document or other information is given, sent or supplied by the Company by any other means authorised in writing by a shareholder, it is treated as being received when the Company has done what it was authorised to do by that shareholder.

128.                     Notice When Post Not Available

If the postal service in the United Kingdom or some part of the United Kingdom is suspended or restricted, the directors only need to give notice of a meeting to shareholders with whom the Company can communicate by electronic means and who have provided the Company with an address for this purpose. The Company must also publish the notice in at least one United Kingdom national newspaper and make it available on its website from the date of such publication until the conclusion of the meeting or any adjournment of the meeting. If it becomes generally possible to send or supply notices by post in hard copy form at least six clear days before the meeting, the directors will send or supply a copy of the notice by post to those who would otherwise receive it in hard copy form by way of confirmation.

129.                     Presumptions Where Documents Destroyed

129.1                   The Company can destroy or delete:-

129.1.1               all transfer forms or Operator-instructions transferring shares, and documents sent to support a transfer, and any other documents which were the basis for making an entry by the Company on the register, after six years from the date of registration;

129.1.2               all dividend and other payment instructions and notifications of a change of address or name, after two years from the date these were recorded;

129.1.3               all cancelled share certificates, after one year from the date they were cancelled; and

129.1.4               all proxy forms after one year from the date they were used if they were used for a poll, or after one month from the end of the meeting to which they relate if they were not used for a poll.

129.2                   If the Company destroys or deletes a document under this article, it is conclusively treated as having been a valid and effective document in accordance with the Company's records relating to the document. Any action of the Company in dealing with the document in accordance with its terms before it was destroyed or deleted is conclusively treated as having been properly taken.

129.3                   This article only applies to documents which are destroyed or deleted in good faith and where the Company is not on notice of any claim to which the document may be relevant.

129.4                   If the documents relate to uncertificated shares, the Company must comply with any requirements of the uncertificated securities rules which limit its ability to destroy these documents.

129.5                   This article does not make the Company liable if:-

129.5.1                it destroys or deletes a document earlier than the time limit referred to in article 129.1;

129.5.2                it does not comply with the conditions in article 129.3; or

129.5.3                the Company would not be liable if this article did not exist.

129.6                   This article applies whether a document is destroyed or deleted or disposed of in some other way.

130.                     Indemnity of Directors

130.1                   As far as the legislation allows this, the Company:-

130.1.1                can indemnify any director of the Company or of any associated company against any liability; and

130.1.2                can purchase and maintain insurance against any liability for any director of the Company or of any associated company.

130.2                   A director of the Company or of any associated company will not be accountable to the Company or the shareholders for any benefit provided pursuant to this article. Anyone receiving such a benefit will not be disqualified from being or becoming a director of the Company.

131.                     Limitations on Company's Actions

131.1                   The Company may only take, and may only permit any other member of the group to take, the actions referred to in article 131.2 if either:

131.1.1                a majority of the directors, which must include the chairman and the B director (or their respective alternates), approve that action; or

131.1.2                if the B director (or his alternate) did not approve the action or did not attend the relevant board meeting at which such matter was considered, that action is approved by a super majority resolution.

131.2                   The actions referred to in article 131.1 are:

131.2.1                all transactions or a series of connected transactions (including a transaction under article 131.2.7 below) with an aggregate value (at the time at which the member of the group agrees to do that transaction) in excess of US$ 1 million between any member of the group and any substantial shareholder, any affiliate of a substantial shareholder (other than another member of the group) or a director (other than a transaction approved pursuant to article 131.2.9 or exempted in accordance with articles 131.2.9.1 to 3). In addition, for a transaction with a value in excess of US$ 5 million which is not in the ordinary course of the group's business, a fairness opinion from an internationally recognised investment bank, audit firm or ship broker selected by the board must be delivered to the board prior to approval being given under article 131.1. But no fairness opinion shall be required in respect of:

131.2.1.1             financing advanced to any member of the group by any substantial shareholder or its affiliates or by any director in accordance with article 92.2;

131.2.1.2             any offer by the Company of its equity securities or other shares to existing shareholders (including any substantial shareholder and/or its affiliates or any director) in proportion (as nearly as possible) to the number of A shares held by each of them; or

131.2.1.3             any settlement or waiver of any claim in excess of US$ 5 million by the Company against any substantial shareholder or its affiliates.

131.2.2                any transaction or a series of connected transactions entered into by any member of the group with a third party, which is not on arms' length terms and which has a value (at the time at which the member of the group agrees to do that transaction) in excess of US$ 1 million;

131.2.3                even where otherwise duly authorised under these articles, and without prejudice to the requirement for approval by extraordinary super majority resolution set out in article 8.5, any change to the rights attaching to any class of shares or to articles 4.2, 4.3, 4.4, 4.5, 4.7, 5.3, 5.4, 5.5, 5.6, 5.7, 5.8, 5.9, 5.10, 34.4, 34.5, 73, 74, 75, 77.2, 84.1, 90, 92.2, 101.1, 101.5, 103 and 131 (including amendments to any defined terms which are used in such articles);

131.2.4                any purchase or redemption of shares (except under article 5.2) or reduction of the share capital or any share reserve of the company (except under article 5.2) which is not:

131.2.4.1             offered to be made to all holders of the relevant class of shares in proportion (as nearly as possible) to the number of such shares held by each of them; or

131.2.4.2             made in connection with a consolidation of the nominal value of any class of shares in order to purchase or redeem share fractions from all shareholders who would otherwise hold share fractions;

131.2.5                any material change in the business of the group taken as a whole;

131.2.6                any liquidation, winding up or dissolution of the Company;

131.2.7                any issue of equity securities or other shares of the Company which are not offered first to existing shareholders (or beneficial owners of A shares) in proportion (as nearly as possible) to the number of A shares held (or beneficially owned) by each of them, except for an issue of equity securities or other shares:

131.2.7.1             without prejudice to article 131.4.4.1, pursuant to a management incentive plan or other equity incentive plan for board members, management and/or employees of the group;

131.2.7.2             without prejudice to articles 131.4.4.2, 131.4.4.3 or 131.4.5 made at fair value as consideration for the acquisition of a business, vessels and/or other assets by a member of the group;

131.2.7.3             under article 131.2.9;

131.2.7.4             as consideration in connection with a merger or consolidation which does not need to be approved as a reserved matter under article 131.4.3; or

131.2.7.5             which is the issue of the B share to the trustee,

but subject to the ability of the Company to exclude certain existing shareholders where an offer to such existing shareholders would require the Company to comply with any onerous filing, registration, publication or similar requirements outside the United Kingdom or to deal with fractional entitlements;

131.2.8                any grant of registration rights unless they are granted to all existing A shareholders or are subordinate to any existing registration rights of shareholders at that time;

131.2.9                any issue of US Listed Securities in an Initial US Offering, Qualifying US Follow-on Offering, or Qualifying Private Placement without pre-emption rights for the Company's existing shareholders; provided however that this article 131.2.9 shall not apply to an issue of US Listed Securities in an Initial US Offering, Qualifying US Follow-on Offering, or Qualifying Private Placement in circumstances where:

131.2.9.1             each person wishing to buy US Listed Securities in an Initial US Offering, Qualifying Follow-on US Offering or a Qualifying Private Placement is required to confirm, as a condition of such purchase, whether they and/or any of their affiliates are a substantial shareholder, and if a person buying US Listed Securities so confirms:

131.2.9.1.1
each existing holder of A shares and (if applicable) US Listed Securities is given three business days prior written notice (in compliance with US securities laws) of such Initial US Offering, Qualifying Follow-on US Offering or Qualifying Private Placement (as applicable);

131.2.9.1.2
each existing holder of A shares and (if applicable) US Listed Securities is entitled, during that three business days' notice period to elect to buy US Listed Securities in such Initial US Offering, a Qualifying Follow-on US Offering or a Qualifying Private Placement (as applicable); and

131.2.9.1.3
any US Listed Securities allocated (including after any proportionate scaling back) to an existing holder of A shares and (if applicable) US Listed Securities are allocated in the proportion which its existing holding of A shares or (if applicable) US Listed Securities bears to the aggregate existing holdings of A shares and (if applicable) US Listed Securities held by other existing shareholders and any affiliates of substantial shareholders who, in each case, are also buying US Listed Securities in that Initial US Offering, Qualifying Follow-on US Offering or Qualifying Private Placement (as applicable), provided, however, that articles 131.2.9.1.1 – 3 shall not apply to any existing holder of A shares or (if applicable) US Listed Securities who has been excluded from the Initial US Offering, Qualifying Follow-on US Offering or Qualifying Private Placement (as applicable) by a decision of the directors and provided also that, in determining whether a person wishing to buy US Listed Securities is a substantial shareholder or an affiliate of a substantial shareholder, the directors may rely on confirmations provided by that person and are not required to undertake any due diligence or investigations as to whether that person Is a substantial shareholder or any affiliate of a substantial shareholder;

131.2.9.2             the directors decide not to offer or issue the US Listed Securities to any existing holder of A shares or (if applicable) US Listed Securities or any affiliate of a substantial shareholder provided that, in determining whether a person wishing to buy US Listed Securities is an affiliate of a substantial shareholder, the directors may rely on confirmations provided by such person and are not required to undertake any due diligence or investigations as to whether such person is an affiliate of a substantial shareholder; or

131.2.9.3             the aggregate gross proceeds of the US Listed Securities issued under a Qualifying Follow-on US Offering or Qualifying Private Placement (as applicable) when aggregated with the gross proceeds of any US Listed Securities issued under any Qualifying Follow-on US Offerings or Qualifying Private Placements made in reliance on this article 131.2.9.3, does not exceed US$200 million. For the avoidance of doubt, the exercise by the directors of authorisations to allot equity securities as part of the Existing Allotment Authorities in respect of the issue of US Listed Securities pursuant to Qualifying Follow-on US Offerings and/or Qualifying Private Placements shall not be a reserved matter except to the extent (if any) that the aggregate gross proceeds of that and any previous Qualifying Follow-on US Offering and/or Qualifying Private Placements exceed US$200 million.

131.3                   The Company may only take, and may only permit any other member of the group to take, the actions referred to in article 131.4 if either:

131.3.1                a majority of the directors, which must include the chairman and the B director (or their respective alternates), approve that action; or

131.3.2                 if the B director (or his alternate) did not approve the action or did not attend the relevant board meeting at which such matter was considered, that action is approved by a reserved matters resolution.

131.4                   The actions referred to in article 131.3 are:

131.4.1                any sale or demerger of group assets in one, or a series of connected, transactions, comprising, individually or in the aggregate, in any one calendar year period, more than 35% of the gross assets of the group, determined by reference to the Company's most recent consolidated audited accounts at the time of such approval;

131.4.2                the incurrence of financial indebtedness, or the grant of any guarantee or indemnity, by any member of the group, that would result in the net financial indebtedness of the group (on a consolidated basis) immediately following such incurrence, creation or grant being more than 65% of the gross value of the group's vessels, determined by reference to the value of the assets in the Company's most recent consolidated audited accounts at the time of such approval;

131.4.3                any merger or consolidation involving a member of the group where:

131.4.3.1             the gross value of the assets or earnings before interest, taxes, depreciation and amortisation of the merged or consolidated entity immediately before completion of such merger or consolidation, multiplied by

131.4.3.2             the group's percentage ownership of the consolidated or merged entity which is being acquired,

is 50% or more than the gross value of the assets or earnings before interest, taxes, depreciation and amortisation (as applicable) of the group immediately before completion of such merger or consolidation, determined in each case by reference to the most recent consolidated audited accounts of the Company and of the merged or consolidated entity at the time of such approval but applying, in each case, the accounting principles set out in the Company's most recent consolidated audited accounts at the time of such approval;

131.4.4                any issue by the Company of equity securities which would result in the issued shares being increased by more than one-third of the issued shares immediately before such issue and which is made:

131.4.4.1             pursuant to a management incentive plan or other equity incentive plan for board members, management and/or employees of a member of the group; or

131.4.4.2             at fair value and in consideration for the acquisition of a business by a member of the group in a single transaction or series of connected transactions in the same calendar year where the earnings before interest, taxes, depreciation and amortisation of the business being acquired (calculated using figures contained in that business' most recent consolidated audited annual accounts at the time of such approval but applying to such calculations the accounting principles set out in the Company's most recent consolidated audited accounts at the time of such approval) is not more than 50% of the earnings before interest, taxes, depreciation and amortisation of the group (set out in the Company's most recent consolidated audited accounts in place at the time of such approval), or

131.4.4.3             at fair value and in consideration for any acquisition of vessels and/or other assets by any member of the group in a single transaction or series of connected transactions in the same calendar year where the consideration paid for the vessels and/or other assets being acquired is not more than 50% of the gross value of the assets of the group (determined by reference to the Company's most recent consolidated audited accounts in place at the time of such approval); or

131.4.5                any issue of equity securities or other shares which are not offered first to existing shareholders:

131.4.5.1             at fair value and in consideration for the acquisition of a business by a member of the group in a single transaction or series of connected transactions in the same calendar year where the sum of the earnings before interest, taxes, depreciation and amortisation of the business being acquired (calculated using figures contained in that business' most recent consolidated audited accounts at the time of such approval but applying to such calculations the accounting principles set out in the Company's most recent consolidated audited accounts at the time of such approval) is equal to or more than 50% of the earnings before interest, taxes, depreciation and amortisation of the group (set out in the Company's most recent consolidated audited accounts in place at the time of such approval); or

131.4.5.2             at fair value and in consideration for any acquisition of vessels and/or other assets by any member of the group in a single transaction or series of connected transactions in the same calendar year where the consideration paid for the vessels and/or other assets being acquired is equal to or more than 50% of the gross value of the assets of the group (determined by reference to the Company's most recent consolidated audited accounts at the time of such approval); or

131.4.5.3             which is the issue of the B share to the trustee.

131.5                   For the purpose of calculating the RM Percentage or the SM Percentage (whichever is appropriate):

131.5.1.1             within 5 business days of a meeting being called to consider a super majority resolution or a reserved matters resolution, Oaktree will give a written notice to the Board stating how many A shares Oaktree and its affiliates then beneficially own (and if the number changes before the relevant meeting, Oaktree will give an updated written notice to the Board before the start of the meeting);

131.5.1.2             the B director can require the Company to serve statutory notices on any persons named by the B director in order to determine whether the number of A shares held by Oaktree and its affiliates has been correctly stated in the written notice given under article 131.5.1. For these purposes the B director can, if he chooses (and at the cost of the Company), consult with the Company's brokers and/or financial advisers;

131.5.1.3             the Company will send copies of all responses to statutory notices sent under article 131.5.2 to each of the directors as soon as possible after it receives those responses;

131.5.1.4             if, after reviewing the responses to statutory notices sent under article 131.5.2, the B director believes that the written notice given by Oaktree under article 131.5.1 is incorrect, the B director may (at the cost of the Company) appoint a qualified lawyer who is not connected to the Company or Oaktree (the "Share Expert") to determine how many A shares are beneficially owned by Oaktree and its affiliates. The Share Expert will act as an expert and not as an arbitrator. The Company will give the Share Expert the assistance it reasonably requires to make that determination including access to any depositary holding A shares at the Company's request. The Share Expert shall notify the directors of its decision within 10 business days of being appointed, which decision, in the absence of fraud or manifest error, will be binding on the Company and the shareholders.

131.5.1.5             Where a Share Expert has been appointed under article 131.5.4 but has not, at the date of the meeting to consider the relevant super majority resolution or reserved matters resolution, given its decision under article 131.5.4, then the Company will adjourn that meeting until its decision has been notified to the directors.

131.6                   This article 131 shall stop having effect immediately at the threshold date and no approvals will be needed other than any provided under the legislation for any reserved matter after that time.

131.7                   Where no B director has been appointed for more than five consecutive weeks (but if the Company is in breach of any contractual obligation which it has, which in any way delays or interferes with the appointment of the B director, that time period shall not start for so long as such breach is continuing), no reserved matter shall require any approval under this article 131 until such time as a B director has been properly appointed.

36.	Rights to Decline Registration of Partly Paid Shares	22
37.	Other Rights to Decline Registration	22
38.	No Fee for Registration	23
39.	Untraced Shareholders	23
40.	Transmission on Death	24
41.	Entry of Transmission in Register	24
42.	Election of Person Entitled by Transmission	24
43.	Rights of Person Entitled by Transmission	25
44.	Sub-Division and Consolidation	25
45.	Fractions	25
46.	Omission or Non-Receipt of Notice	25
47.	Postponement of General Meetings	26
48.	Quorum	26
49.	Procedure if Quorum Not Present	26
50.	Security Arrangements	26
51.	Chairman of General Meeting	26
52.	Orderly Conduct	27
53.	Entitlement to Attend and Speak	27
54.	Adjournments	27
55.	Agenda for Meeting	28
56.	Amendments to Resolutions	30
57.	Amendments Ruled Out of Order	31
58.	Votes of Members	31
59.	Method of Voting	31
60.	Procedure if Poll Demanded	31
61.	When Poll to be Taken	31
62.	Continuance of Other Business after Poll Demand	32
63.	Votes of Joint Holders	32
64.	Voting on behalf of Incapable Member	32
65.	No Right to Vote where Sums Overdue on Shares	32
66.	Objections or Errors in Voting	32
67.	Form of Proxy	32
68.	Appointment of Proxies	33
69.	Receipt of Proxies	33
70.	Maximum Validity of Proxy	34
71.	Cancellation of Proxy's Authority	34
72.	Separate General Meetings	35

73.	Number of Directors	35
74.	B Director and Observer	35
75.	Power of Company to Appoint Directors	36
76.	Power of Directors to Appoint Directors and Board Observers	36
77.	Retirement of Directors	36
78.	Other Retirement Provisions	36
79.	Filling Vacancies	37
80.	Power of Removal by Special Resolution	37
81.	Persons Eligible as Directors	37
82.	Position of Retiring Directors	37
83.	Vacation of Office by Directors	37
84.	Alternate Directors	38
85.	Executive Directors	39
86.	Directors' Fees	39
87.	Additional Fees	40
88.	Expenses	40
89.	Pensions and Gratuities for Directors	40
90.	Directors' Interests	40
91.	General Powers of Company Vested in Directors	44
92.	Borrowing Powers	45
93.	Provision for Employees	45
94.	Agents	45
95.	Delegation to Individual Directors or Secretary	46
96.	Delegation to Committees	46
97.	Directors' Meetings	47
98.	Notice of Directors' Meetings	47
99.	Quorum	47
100.	Directors below Minimum through Vacancies	47
101.	Appointment of Chairman and Deputy Chairman	47
102.	Competence of Meetings	48
103.	Voting	48
104.	Participation in Meetings	48
105.	Resolution in Writing	48
106.	Validity of Acts of Directors or Committee	48
107.	Use of Seals	49
108.	Registers	49
109.	Declaration of Dividends by Company	49

110.	Payment of Interim and Fixed Dividends by Directors	49
111.	Calculation and Currency of Dividends	49
112.	Amounts Due on Shares can be Deducted from Dividends	50
113.	No Interest on Dividends	50
114.	Payment Procedure	50
115.	Uncashed Dividends	51
116.	Forfeiture of Unclaimed Dividends	51
117.	Dividends Not in Cash	52
118.	Power to Capitalise Reserves and Funds	52
119.	Settlement of Difficulties in Distribution	53
120.	Power to Choose Any Record Date	53
121.	Inspection of Records	53
122.	Summary Financial Statements	53
123.	Method of Service	53
124.	Record Date for Service	54
125.	Members Resident Abroad or on Branch Registers	54
126.	Service of Notices on Persons Entitled by Transmission	55
127.	Deemed Delivery	55
128.	Notice When Post Not Available	56
129.	Presumptions Where Documents Destroyed	56
130.	Indemnity of Directors	57
131.	Limitations on Company's Actions	57